                                                                   Exhibit 99.2

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                              TWINLAB CORPORATION,

                             TWIN LABORATORIES INC.,

                          TWIN LABORATORIES (UK) LTD.,

                                IDEASPHERE, INC.

                                       AND

                              TL ACQUISITION CORP.

                        ------------------------------------

                          Dated as of September 4, 2003

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                                TABLE OF CONTENTS

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Article I         DEFINITIONS..........................................................................     1

         1.1      Certain Definitions..................................................................     1

         1.2      Terms Defined Elsewhere in this Agreement............................................     9

         1.3      Other Definitional and Interpretive Matters..........................................    11

Article II        PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES...............................    12

         2.1      Purchase and Sale of Assets..........................................................    12

         2.2      Excluded Assets......................................................................    13

         2.3      Assumption of Liabilities............................................................    14

         2.4      Excluded Liabilities.................................................................    15

         2.5      Purchased Contracts, Personal Property Leases and Real Property Leases...............    16

         2.6      Further Conveyances and Assumptions .................................................    17

         2.7      Bulk Sales Law.......................................................................    17

Article III       CONSIDERATION........................................................................    17

         3.1      Consideration........................................................................    17

         3.2      Purchase Price Deposit...............................................................    18

         3.3      Payment of Purchase Price............................................................    18

         3.4      Allocation of Purchase Price.........................................................    19

Article IV        CLOSING AND TERMINATION..............................................................    19

         4.1      Closing Date.........................................................................    19

         4.2      Deliveries by Seller.................................................................    19

         4.3      Deliveries by Purchasers.............................................................    20

         4.4      Termination of Agreement.............................................................    20

         4.5      Procedure Upon Termination...........................................................    22

         4.6      Effect of Termination................................................................    22

Article V         REPRESENTATIONS AND WARRANTIES OF SELLERS............................................    22

         5.1      Organization and Good Standing.......................................................    22

         5.2      Authorization of Agreement...........................................................    22

         5.3      Conflicts............................................................................    23
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         5.4      Financial Information................................................................    23

         5.5      Absence of Certain Developments......................................................    24

         5.6      Ownership of Purchased Assets........................................................    24

         5.7      Real Property........................................................................    25

         5.8      Tangible Personal Property...........................................................    26

         5.9      Intellectual Property................................................................    26

         5.10     Material Contracts...................................................................    28

         5.11     Employee Benefits....................................................................    30

         5.12     Labor................................................................................    31

         5.13     Litigation...........................................................................    32

         5.14     Compliance with Laws; Permits........................................................    32

         5.15     Cure Amounts.........................................................................    32

         5.16     Insurance............................................................................    33

         5.17     Related Person Transactions..........................................................    33

         5.18     Financial Advisors...................................................................    33

         5.19     Public Filings.......................................................................    33

         5.20     Product Liability....................................................................    34

         5.21     Taxes................................................................................    34

         5.22     Environmental........................................................................    34

         5.23     Consents and Approvals...............................................................    35

         5.24     Receivables and Payables.............................................................    35

         5.25     Inventory............................................................................    36

         5.26     Current Assets.......................................................................    36

         5.27     Supplies and Customers...............................................................    36

         5.28     Subsidiaries.........................................................................    36

         5.29     No Other Representations or Warranties; Schedules....................................    36

Article VI        REPRESENTATIONS AND WARRANTIES OF PURCHASERS.........................................    37

         6.1      Organization and Good Standing.......................................................    37

         6.2      Authorization of Agreement...........................................................    37

         6.3      Conflicts; Consents of Third Parties.................................................    38
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         6.4      Litigation...........................................................................    38

         6.5      Financial Advisors...................................................................    38

         6.6      Financial Capability.................................................................    38

Article VII       BANKRUPTCY COURT APPROVAL............................................................    39

         7.1      Break-Up Fee.........................................................................    39

         7.2      Bidding Procedures Orders............................................................    39

         7.3      Bankruptcy Court Filings.............................................................    41

         7.4      363(m) Protection....................................................................    42

         7.5      No Shop..............................................................................    42

Article VIII      COVENANTS............................................................................    42

         8.1      Access to Information................................................................    42

         8.2      Conduct of the Business Pending the Closing..........................................    43

         8.3      Regulatory Approvals.................................................................    45

         8.4      Further Assurances...................................................................    46

         8.5      Confidentiality......................................................................    46

         8.6      Preservation of Records..............................................................    47

         8.7      Publicity............................................................................    48

         8.8      Use of Name..........................................................................    48

         8.9      Receipt of Property Relating to Purchased Assets.....................................    48

         8.10     Consents.............................................................................    48

         8.11     Transfer of Permits..................................................................    48

         8.12     Assignment of Contracts..............................................................    49

         8.13     Plan of Reorganization...............................................................    49

         8.14     Adjustments to Schedules.............................................................    49

Article IX        EMPLOYEES AND EMPLOYEE BENEFITS......................................................    49

         9.1      Employment...........................................................................    49

         9.2      Employee Benefits....................................................................    50

Article X         CONDITIONS TO CLOSING................................................................    51

         10.1     Conditions Precedent to Obligations of Purchasers....................................    51

         10.2     Conditions Precedent to Obligations of Sellers.......................................    53
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         10.3     Conditions Precedent to Obligations of Purchasers and Sellers........................    54

Article XI        SURVIVAL AND INDEMNIFICATION.........................................................    54

         11.1     Survival of Representations and Warranties...........................................    54

         11.2     Indemnification .....................................................................    54

         11.3     Indemnity Escrow.....................................................................    56

Article XII       TAX MATTERS..........................................................................    56

         12.1     Transfer Taxes.......................................................................    56

         12.2     Cooperation..........................................................................    57

         12.3     Prorations...........................................................................    57

         12.4     Real Estate Tax Protests.............................................................    57

Article XIII      MISCELLANEOUS........................................................................    58

         13.1     Expenses.............................................................................    58

         13.2     Injunctive Relief....................................................................    58

         13.3     Submission to Jurisdiction; Consent to Service of Process............................    58

         13.4     Waiver of Right to Trial by Jury.....................................................    59

         13.5     Entire Agreement; Amendments and Waivers.............................................    59

         13.6     Governing Law........................................................................    59

         13.7     Notices..............................................................................    59

         13.8     Severability.........................................................................    60

         13.9     Non-Recourse.........................................................................    60

         13.10    Binding Effect; Assignment...........................................................    61

         13.11    Counterparts.........................................................................    61

Schedules

1.1(a)       Intentionally Left Blank
1.1(b)       Excluded Products
1.1(c)       Officers and Directors
1.1(d)       Permitted Exceptions
1.1(e)       Purchased Contracts
1.1(f)       Specified Liabilities
2.3(a)       Employee and Related Liabilities
5.3          Conflicts
5.4          Financial Information
5.5          Certain Developments
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5.7          Real Property Owned and Leased
5.8          Tangible Personal Property
5.9(a)       Purchased Intellectual Property
5.9(b)       Ownership of Intellectual Property
5.9(c)       Necessary Rights
5.9(d)       Agreements with Royalties Owed to Third Parties
5.9(e)       License Agreements
5.9(g)       Intellectual Property Litigation
5.9(h)       Infringement
5.10(a)      Material Contracts
5.10(c)      Material Contract Defaults
5.11(a)      Employee Benefit Plans
5.11(e)      Post-Employment Benefits
5.12(b)      Collective Bargaining Agreements
5.12(c)      Labor Litigation
5.12(d)      Employment Contracts
5.13         Litigation
5.14(a)      Notices of Material Violations
5.14(b)      Permits
5.16         Insurance
5.17         Related Person Transactions
5.18         Financial Advisors
5.20         Product Liability
5.21         Taxes
5.22         Environment
6.3          Conflicts
9.2(a)       Assumed Employee Benefit Plans
9.2(c)       Seller Severance Plan

Exhibits A   Bidding Procedures Order
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                                       v

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of September 4, 2003 (this "Agreement"), among Twinlab Corporation, a Delaware corporation, Twin Laboratories Inc., a Utah corporation, and Twin Laboratories (UK) Ltd., a company organized under the laws of the United Kingdom (each, a "Seller," and collectively, "Sellers"), and IdeaSphere, Inc., a Michigan corporation ("IdeaSphere"), and TL Acquisition Corp., a Delaware corporation ("Acquisition Sub," each of IdeaSphere and Acquisition Sub being individually referred to as a "Purchaser", and together as "Purchasers").

                              W I T N E S S E T H:

                  WHEREAS, Sellers have agreed that, subject to the terms of this Agreement, Sellers shall file voluntary petitions for reorganization relief to be jointly administered for procedural purposes (the "Bankruptcy Case") pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") on the Petition Date, and in concert with such filing, shall simultaneously seek the entry of an order by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") approving this Agreement and authorizing Sellers to consummate the transactions contemplated hereby and by the Ancillary Agreements;

                  WHEREAS, Sellers presently conduct the Business;

                  WHEREAS, Sellers desire to sell, transfer and assign to Purchasers, and Purchasers desires to acquire and assume from Sellers, pursuant to Sections 363 and 365 of the Bankruptcy Code, the Purchased Assets and Assumed Liabilities, free and clear of all Liens, to the maximum extent permissible under Sections 363 and 365 of the Bankruptcy Code, as more specifically provided herein; and

                  WHEREAS, certain terms used in this Agreement are defined in
Section 1.1;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1      Certain Definitions.

                  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "Ancillary Agreements" means the Escrow Agreement, the Assignment And Assumption Agreement, the Bill of Sale, the Real Property Conveyance Documents and the Intellectual Property Assignments.

                  "Balance Sheet Date" means June 30, 2003.

                  "Bidding Procedures" means the procedures set forth in the Bidding Procedures Order pursuant to which Alternative Transactions may be solicited, made and accepted and containing the applicable terms and conditions set forth in Section 7.2 hereof.

                  "Bidding Procedures Order" means the order of the Bankruptcy Court, the form and substance of which shall be subject to the approval of Sellers and Purchasers, and substantially in the form of Exhibit A, which shall, among other things (a) set a deadline for the filing of objections to the entry of the Sale Order; (b) schedule a hearing on the motion to approve the Sale Order and notice procedures in connection therewith; (c) approve the Bidding Procedures and payment of the Break-Up Fee and the Expense Reimbursement; (d) establish notice procedures with respect to the assumption and assignment of the Purchased Contracts; and (e) establish the date of the Auction.

                  "Business" means the business of Sellers, including the manufacturing and marketing of nutritional products, including vitamins, minerals, supplements, herbals and tea, and diet, energy and sports nutrition products including powders, bars, drinks and other health products sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers, military post exchanges and other channels; provided, that for all purposes of this Agreement, the term Business shall exclude any and all business of Sellers relating to the Excluded Products.

                  "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contract" means any oral or written contract, indenture, note, bond, lease instrument, commitment, obligation, undertaking or other agreement.

                  "Documents" means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related primarily to the Business and the Purchased Assets in each case whether or not in electronic form.

                  "Employees" means all individuals who are employed by Sellers in connection with the Business as of the Closing.

                  "Environmental Action" means any action, suit, demand letter, claim by any Person or entity, including any Governmental Body, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat to health and safety or the environment relating to any Environmental Law, including (a) by any such Person, entity or Governmental Body for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Body or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law currently in effect relating to the protection of human health and safety or the environment including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C.Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.) the Toxic Substances Control Act (15 U.S.C.Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and the regulations promulgated pursuant thereto.

                  "Environmental Permit" means any Permit required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agreement" means the Escrow Agreement in customary form as agreed between Purchasers and Sellers.

                  "Excluded Contracts" means all Contracts to which any Seller is a party that is not a Purchased Contract.

                  "Excluded Products" means any and all products that include
(i) alkaloids from the herb known as "Ma Huang," also known as ephedra and (ii) Kava Kava, including the products set forth on Schedule 1.1(b).

                  "FTC" means Federal Trade Commission.

                  "Furniture and Equipment" means all furniture, fixtures, furnishings, machinery, tools, manufacturing and other equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by any Seller in the conduct of the Business, including all artwork, desks, chairs, tables, computer and computer-related hardware (including, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks), copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

                  "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Body including petroleum and its by-products, asbestos and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP;
(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

                  "Intellectual Property Licenses" means (i) any grant by Sellers to a third Person of any right to make, use, have made, sell, offer to sell, or grant sublicenses to do the foregoing for any of the Purchased Intellectual Property in connection with the Business, and (ii) any grant to Sellers of a right to make, use, have made, sell, offer to sell, or grant sublicenses to do the foregoing for a third Person's Intellectual Property Rights in connection with the Business.

                  "Intellectual Property Rights" means (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissue patent applications and patents issuing thereon including any foreign counterparts thereof (collectively, "Patents"),
(ii) all trademarks, service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, "Marks"), (iii) copyrights and registrations and applications therefor and works of authorship, and mask work rights (collectively, "Copyrights") and (iv) discoveries, concepts, ideas, research and development, know-how, formulae, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of Sellers, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein and, in each case, all related technology (collectively, "Trade Secrets"), whether presently existing or created or acquired anywhere in the world between the date of this Agreement and the Closing Date.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge of Sellers" means the actual knowledge of those officers and directors of Sellers listed on Schedule 1.1(c).

                  "Law" means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

                  "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any proceedings by or before a Governmental Body.

                  "Liabilities" means debts, losses, liabilities, claims (including claims as defined in the Bankruptcy Code), damages, expenses, fines, costs, royalties, proceedings, deficiencies, indebtedness, commitments or obligations (including those arising out of any Legal Proceeding, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, direct or indirect, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not resulting from third party claims, and any reasonable out-of-pocket costs and expenses (including reasonable legal counsels', accountants', or other fees and expenses incurred in defending any Legal Proceeding or in investigating any of the same, either prior to or after the commencement thereof, or in asserting any rights hereunder), but not including consequential, exemplary, special and punitive damages and lost profits.

                  "Lien" means any lien, encumbrance, hypothecation, pledge, mortgage, deed of trust, security interest, claim (including but not limited to any claim arising out of or related to product liability claims), lease, charge, option, right of first refusal, easement, encroachment, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance.

                  "Material Adverse Effect" means (i) a material adverse effect on the business, assets, results of operations or financial condition of Sellers and their subsidiaries taken as a whole, or (ii) a material adverse effect on the ability of Sellers taken as a whole to consummate the transactions contemplated by this Agreement or perform their obligations under this Agreement, other than an effect resulting from an Excluded Matter. "Excluded Matter" means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which Sellers operate; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement; (v) any effect resulting from a change in GAAP following the date of this Agreement; or (vi) any effect resulting from the filing of the Bankruptcy Case and reasonably anticipated effects thereof.

                  "NPL" means the National Priorities List under CERCLA.

                  "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

                  "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business through the date hereof consistent with past practice.

                  "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

                  "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchasers and disclosed on
Schedule 1.1(d); (ii) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business for obligations that are not yet delinquent (in the case of clauses (i) through (iii), which are not individually or in the aggregate material); (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body provided that such regulations have not been violated; (v) title of a lessor under a capital or operating lease that has been entered into in the Ordinary Course of Business and not in anticipation of the transactions contemplated by this Agreement; and (vi) other immaterial imperfections in title, charges, easements, restrictions and encumbrances.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                  "Petition Date" means September 4, 2003.

                  "Products" means any and all products developed, manufactured, marketed or sold by Sellers, whether work in progress or in final form, except for the Excluded Products.

                  "Purchased Contracts" means the Contracts set forth on
Schedule 1.1(e) provided that in no event shall Purchased Contracts include Contracts related to the Excluded Products.

                  "Purchased Intellectual Property" means all Intellectual Property Rights owned, licensed or used by Sellers in connection with the Business or the Purchased Assets, and including all Software owned, licensed or used by Seller.

                  "Real Property Conveyance Documents" means the documents in customary form to be agreed upon between Purchasers and Sellers prior to Closing, pursuant to which Sellers will, at Closing, sell and assign all of their right, title and interest to the Real Property to Purchasers in accordance with this Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

                  "Sale Order" means an order of the Bankruptcy Court (satisfactory in form and substance to Purchasers and Sellers), which order shall not have been stayed, vacated or otherwise rendered ineffective, authorizing, among other things, (i) the sale of the Purchased Assets to Purchasers free and clear of all Liens, including any claims that might arise out of any product liability suit that might otherwise be brought against the Purchasers under the doctrine of successor liability or similar doctrine or theory; (ii) the assignment of the Purchased Contracts to and the assumption of the Purchased Contracts by Purchasers; and (iii) the consummation of the transactions contemplated by this Agreement and all other transactions and agreements contemplated hereby and containing a finding that each Purchaser is a good faith purchaser for value and is purchasing the Purchased Assets in good faith within the meaning of Section 363(m) of the Bankruptcy Code.

                  "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing, whether presently existing or acquired or created anywhere in the world between the date of this Agreement and the Closing Date.

                  "Specified Assets" means any assets of Sellers (including Sellers' product held as inventory) that relate solely to the Excluded Products.

                  "Specified Liabilities" means any Liabilities of Sellers relating to or arising out of the manufacture, sale or distribution by Sellers of Excluded Products (including sales by any Seller to Division Sales or any of their Affiliates), including any Liabilities arising out of or related to the Legal Proceedings described on Schedule 1.1(f).

                  "Tax Authority" means any state or local government, or agency, instrumentality or employee thereof, charged with administration of any law or regulation relating to Taxes.

                  "Tax Return" means any report, return, information filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a Tax Authority in connection with Taxes.

                  "Taxes" means (i) all federal, state, local and foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, excise, employment, sales, use, ad valorem, value added, transfer, license, payroll, franchise, profits, inventory, capital stock, severance, stamp, withholding, Social Security, unemployment, occupation, disability, real property, personal property, registration, alternative or add-on minimum, estimated or other taxes, charges, fees, imposts, levies or other assessments, including any interest, penalties or additions thereto, whether disputed or not, and (ii) any liability for any items described in clause (i) payable by reason of contract, transferee liability, operation of law (including Treasury Regulation 1.1502-6) or otherwise.

                  "Utah Facility" means that certain property located at 600 East Quality Drive, American Fork, Utah 84003, including all buildings, facilities and improvements thereon.

                  "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

                  "Zions Mortgage" means that certain Mortgage Agreement, dated as of May 7, 1996, between Sellers and Zions First National Bank relating to the Utah Facility.

                  "Zions Mortgage Balance" means the total amount payable to Zions First National Bank under the Zions Mortgage, as of the Closing Date.

         1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

               Term                                                      Section
-----------------------------------               ---------------------------------------------------
Alternative Transaction                           7.1
Antitrust Laws                                    8.3(b)
Assignment and Assumption Agreement               4.2(b)
Assumed Liabilities                               2.3
Auction                                           7.2(c)
Bankruptcy Case                                   Recitals
Bankruptcy Code                                   Recitals
Bankruptcy Court                                  Recitals
Bid                                               7.2(a)
Bid Deadline                                      7.2(a)
Break-Up Fee                                      7.1
Business Permits                                  5.14(b)
Cash Purchase Price                               3.1
Closing                                           4.1
Closing Date                                      4.1
COBRA                                             9.2(d)
COBRA Beneficiaries                               9.2(d)
Confidential Information                          8.5(b)
Copyrights                                        1.1 (in Purchased Intellectual Property definition)
Cure Amount                                       2.5
Current Assets                                    5.26
December 31 Balance Sheet                         5.4
December Financial Statements                     5.4

               Term                                                      Section
-----------------------------------               ---------------------------------------------------
Definitive Sale Documentation                     7.2(a)
Deposit Amount                                    3.2
DIP Budget                                        8.2(a)
Employee and Related Liabilities                  2.3(a)
Employee Benefit Plans                            5.11(a)
ERISA Affiliate                                   5.11(a)
Escrow Agent                                      3.2
Excluded Assets                                   2.2
Excluded Liabilities                              2.4
Excluded Matter                                   1.1 (in Material Adverse Effect definition)
Expense Reimbursement                             7.1
Financial Statements                              5.4
HIPAA                                             9.2(d)
Indemnity Account                                 11.3
Indemnity Escrow Amount                           11.3
Intellectual Property Assignments                 4.2(g)
Interim Financial Statements                      5.4
Inventory                                         2.1(c)
Key Employees                                     9.2(e)
Loss                                              11.2(a)
Marks                                             1.1 (in Intellectual Property Rights definition)
Material Contract                                 5.10(a)
Multiemployer Plans                               5.11(a)
Owned Property                                    5.7
Patents                                           1.1 (in Intellectual Property Rights definition)
Pension Plan                                      5.11(a)
Personal Property Leases                          5.8
Purchase Price                                    3.1
Purchased Assets                                  2.1
Purchaser                                         Recitals
Purchasers                                        Recitals
Purchaser Documents                               6.2
Purchaser Indemnified Parties                     11.2(a)
Purchaser Plans                                   9.2(b)
Qualified Bid                                     7.2(b)
Qualified Bidder                                  7.2(a)
Real Property                                     5.7
Real Property Lease                               5.7
Related Person                                    5.17
Sale Hearing                                      7.2
SEC Reports                                       5.19
Seller                                            Recitals
Sellers                                           Recitals
Seller Documents                                  5.2

               Term                                                      Section
-----------------------------------               ---------------------------------------------------
Seller Indemnified Parties                        11.2(b)
Successful Bid                                    7.2(c)(iii)
Termination Date                                  4.4(a)
Title IV Plans                                    5.11(a)
Trade Secrets                                     1.1 (in Intellectual Property Rights definition)
Transfer Taxes                                    12.1
Transferred Employees                             9.1(a)
Utility Equipment                                 5.7

         1.3      Other Definitional and Interpretive Matters.

                  (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

                  Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

                  Dollars. Any reference in this Agreement to "$" shall mean U.S. dollars.

                  Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

                  Gender. Any reference in this Agreement to gender shall include all genders.

                  Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

                  Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

                  Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                  (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

         2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchasers shall purchase, acquire and accept from Sellers, and each Seller shall and shall cause each other Seller to, sell, transfer, assign, convey and deliver to Purchasers or one or more of their designated Affiliates, all the right, title and interest in, to and under the Purchased Assets, free and clear of all Liens, to the maximum extent permissible under Sections 363 and 365 of the Bankruptcy Code. "Purchased Assets" shall mean all the assets, properties, rights and claims of every kind and description of each of the Sellers used in the Business (other than Excluded Assets), whether real or personal, tangible or intangible, vested or unvested, contingent or otherwise, wherever located and whether existing now or hereinafter acquired, as the same shall exist on the Closing Date, whether or not any of such assets, properties, rights or claims have any value for accounting purposes or are carried or reflected on or specifically referred to in books or financial statements of Sellers, including the following:

                  (a) all accounts receivable other than any accounts receivable and any other rights to receive payments arising out of or in connection with any Excluded Asset or the sale or distribution of Excluded Products;

                  (b) any agreements with the State of Utah providing for payments and subsidies to Sellers in connection with Sellers' operations in the State of Utah, including any rights to payments relating to periods prior to and after the Closing;

                  (c) all raw material, supplies, manufactured goods, purchased goods, work in process, goods in process and finished goods, other than Excluded Products, owned by Sellers relating to the Business ("Inventory");

                  (d) all deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses, or portions thereof, of Sellers relating to the Business other than any deposits or prepaid charges and expenses paid in connection with or relating to any Excluded Assets or sales of Excluded Products;

                  (e) all rights of Sellers in the Real Property, together with all facilities, buildings, improvements, fixtures and other appurtenances thereto and rights in respect thereof;

                  (f) the Furniture and Equipment to the extent owned by Sellers;

                  (g) all Purchased Intellectual Property;

                  (h) the Purchased Contracts;

                  (i) all Documents that are used in, held for use in or intended to be used in, or that arise primarily out of, the Business or the Purchased Assets, including Documents relating to Products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files for Transferred Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause (e) above, but excluding personnel files for Employees who are not Transferred Employees and any Documents solely related to or which are required to realize the benefits solely of any Excluded Assets;

                  (j) the Business Permits to the extent transferable;

                  (k) all supplies owned by Sellers and used in connection with the Business;

                  (l) all rights of Sellers under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees and agents of Sellers or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof);

                  (m) all rights of Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to Products sold, or services provided, to Sellers or to the extent affecting any Purchased Assets other than any warranties, representations and guarantees pertaining to any Excluded Assets;

                  (n) all information management systems of Sellers;

                  (o) all goodwill and other intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property; and

                  (p) any rights, claims or causes of action of Sellers against third parties relating to the Business or the Purchased Assets arising out of events occurring on or prior to the Closing Date, but excluding those related to the Excluded Assets or the Excluded Products and those specified in Section 2.2(j).

         2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to any Purchaser, and Sellers shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean all assets, properties, interests and rights of Sellers other than the Purchased Assets, including each of the following assets:

                  (a) all cash, cash equivalents, bank deposits or similar cash items of Sellers;

                  (b) all of Sellers' deposits or prepaid charges and expenses, or portions thereof, paid in connection with or relating to any Excluded Assets or the Excluded Products;

                  (c) the Excluded Contracts;

                  (d) the Specified Assets;

                  (e) all intercompany obligations, liabilities and Indebtedness, including any note Indebtedness, owed to or by any Seller to or by any other Seller;

                  (f) any Intellectual Property Rights of Sellers other than the Purchased Intellectual Property;

                  (g) any (i) Tax Returns of Sellers books and records that Sellers are required by Law to retain or that relate to Tax Returns of Sellers; provided, however, that Purchasers shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the Purchased Assets; (ii) minute books; and (iii) documents relating to proposals to acquire the Business by Persons other than Purchasers;

                  (h) any claim, right or interest of Sellers in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom (except that Purchasers shall be entitled to fifty percent (50%) of any refunds, rebates, abatements or other recovery for Taxes described in Section 12.1);

                  (i) all insurance policies or rights to proceeds thereof relating to the assets, properties, business or operations of Sellers, except as otherwise agreed among Purchasers and Sellers prior to the Closing;

                  (j) any avoidance actions of the Chapter 11 estates of the Sellers pursuant to Sections 540-549 of the Bankruptcy Code other than such causes of action that may exist against vendors, suppliers, or customers of the Sellers, which causes of action shall be Purchased Assets; and

                  (k) Sellers' equity interest in Twinlab Passion Ltd.

         2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, from and after the Closing, Purchasers, or one or more of their designated Affiliates, will assume and pay, perform, discharge and be responsible for only the following Liabilities (the "Assumed Liabilities"):

                  (a) the Liabilities set forth on Schedule 2.3(a) relating to
(i) Transferred Employees and (ii) earned but unpaid broker's commissions relating to sales of Sellers' Products, all as described in Schedule 2.3(a), up to an aggregate amount of three million seven hundred thousand dollars ($3,700,000), it being understood that such limit assumes that there are four hundred thirty (430) Transferred Employees and in the event that there are fewer than four hundred thirty (430) Transferred Employees, there shall be a proportionate reduction in such limit of Liabilities (the amounts described in this paragraph (a) of this Section 2.3 are referred to as the "Employee and Related Liabilities");

                  (b) all executory Liabilities of Sellers under the Purchased Contracts to the extent such Liabilities relate to the period from and after the Closing;

                  (c) Liabilities of the Sellers under "retail voucher programs" to reimburse retailers for the cost of advertisements, replacement products or similar incentive reimbursements that run or occur on or after the Closing Date;

                  (d) fifty percent (50%) of all Transfer Taxes; and

                  (e) all Liabilities relating to amounts required to be paid by Purchasers hereunder.

         2.4 Excluded Liabilities. None of the Purchasers will assume or be liable for any Liabilities of Sellers other than the Assumed Liabilities. All Liabilities of Sellers other than the Assumed Liabilities are referred to as "Excluded Liabilities." For the avoidance of doubt, the Excluded Liabilities shall include:

                  (a) any Liability of any Sellers, except as specifically set forth in Section 2.3, relating to or arising out of the Business or any Purchased Asset and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act or omission existing on or occurring on or prior to the Closing;

                  (b) all Liabilities arising out of Excluded Assets, including the Specified Liabilities and Liabilities relating to Excluded Contracts;

                  (c) all Liabilities for Taxes of Sellers other than as set forth in Section 2.3(d) above or Article XII below;

                  (d) all Liabilities incurred in the Ordinary Course of Business existing prior to the filing of the Bankruptcy Case that are subject to compromise under the Bankruptcy Case;

                  (e) all intercompany obligations, liabilities and Indebtedness, including any note Indebtedness, owed to any Seller by any other Seller;

                  (f) all Liabilities relating to amounts required to be paid by Sellers hereunder;

                  (g) any Liability of any Seller arising out of (A) any Legal Proceeding pending or threatened as of the date of the Closing, (B) any Legal Proceeding filed after the Closing Date relating to events occurring prior to such date, or (C) any actual or alleged violation by any Seller of any applicable Law prior to, or on account of, the Closing;

                  (h) any trade payable of any Seller for goods or services received prior to the Closing Date or for expenses related to the transactions contemplated hereby;

                  (i) except as set forth in Schedule 2.3(a), any Liability of any Seller arising under any Employee Benefit Plan;

                  (j) any Indebtedness of Sellers;

                  (k) any Liability of any Seller, whether now existing or hereafter arising, based upon, arising out of or otherwise in respect of (A) any violation of any Environmental Law to the extent existing on or prior to the Closing Date or (B) any other storage, use, sale, disposal or Release into the environment of any Hazardous Material on or prior to the Closing Date, or any exposure to any Hazardous Materials existing on or prior to the date Closing Date, including in each case costs of any clean-up of any environmental contamination or other condition and related governmental oversight cost;

                  (l) any Liability of any Seller that relates to, or that arises out of, products manufactured, shipped or sold by or on behalf of such Seller on or prior to the Closing Date (including claims of negligence, personal injury, product damage, product liability, product warranties, promotional obligations, strict liability, product recall, safety or regulatory compliance, infringement of Intellectual Property Rights of a Person or any other claims (including workers' compensation, employer's liability or otherwise)), whether such Liability, obligation or commitment relates to or arises out of accidents, injuries or losses occurring on or prior to or after the Closing Date, including any Liability of any Seller arising out of or related to the Specified Liabilities;

                  (m) any Liability, whether now existing or hereafter arising, in respect of claims for personal injury arising out of or related to the employment by any Seller of any Transferred Employee on or prior to the Closing Date, or to exposure or alleged exposure on or prior to the Closing Date to any materials or chemicals in the work place by any Transferred Employee or any other employees heretofore employed in the Business; and

                  (n) any Liability under WARN for terminations of employees by Sellers prior to the Closing.

         2.5 Purchased Contracts, Personal Property Leases and Real Property Leases.

                  (a) Purchased Contracts. At Closing and pursuant to Section 365 of the Bankruptcy Code, Sellers shall assign to Purchasers or one or more of their designated

Affiliates and Purchasers or one or more of their designated Affiliates shall assume from the applicable Sellers the Purchased Contracts.

                  (b) Cure Amounts. From and after the Closing, Purchasers will assume and pay, perform, discharge and be responsible for only those obligations and liabilities of Sellers under or related to the Purchased Contracts which accrue from and after the Closing Date, except to the extent any such obligation or liability is retained by Sellers pursuant to the terms hereof. Prior to or at the Closing, Sellers shall pay all cure amounts due with respect to the Purchased Contracts (collectively, the "Cure Amounts"). Except as expressly provided for herein, none of the Purchasers shall assume or pay, perform, discharge or be responsible for any of the obligations or liabilities of Sellers under the Purchased Contracts.

         2.6      Further Conveyances and Assumptions.

                  (a) From time to time following the Closing, Sellers shall, or shall cause their Affiliates to, make available to Purchasers such data in personnel records of Transferred Employees as is reasonably necessary for Purchasers to transition such employees into Purchasers' records.

                  (b) From time to time following the Closing, Sellers and Purchasers shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchasers and their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchasers under this Agreement and the Seller Documents and to assure fully to Sellers and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by any Purchaser under this Agreement and the Seller Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

         2.7 Bulk Sales Law. Purchasers hereby waive compliance by Sellers with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Purchased Assets to Purchasers.

                                   ARTICLE III

                                  CONSIDERATION

         3.1 Consideration. The aggregate cash consideration for the Purchased Assets shall be an amount in cash equal to sixty five million dollars ($65,000,000) less the Zions Mortgage Balance if the Zions Mortgage is assumed by Purchasers (the "Cash Purchase Price") plus the Employee and Related Liabilities in an amount up to three million seven hundred thousand dollars ($3,700,000) (the "Purchase Price"). The aggregate consideration for the Purchased Assets shall also include the assumption of the other Assumed Liabilities.

         3.2 Purchase Price Deposit. Upon entry of the Bidding Procedures Order, Purchasers shall deposit with a mutually acceptable escrow agent (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement, by certified check or wire transfer of immediately available funds, the aggregate sum of two million dollars ($2,000,000) (the "Deposit Amount"). Pursuant to the Escrow Agreement, the Deposit Amount, plus all accrued interest and investment income thereon, shall be either:

                  (a) if the Closing shall occur, the Deposit Amount plus all accrued interest and investment income thereon shall be (i) applied towards the Purchase Price payable by Purchasers to Sellers under Section 3.3 hereof; and
(ii) delivered to Sellers at Closing;

                  (b) if this Agreement is validly terminated by Sellers pursuant to Section 4.4(e), the Deposit Amount, plus all accrued interest and investment income thereon, shall be delivered to Sellers;

                  (c) if this Agreement is validly terminated (i) by Purchasers pursuant to Section 4.4(d), 4.4(f), 4.4(g), 4.4(i) or 4.4(j), (ii) by Purchasers or Sellers pursuant to Section 4.4(a) or 4.4(c), or (iii) by Purchasers and Sellers pursuant to Section 4.4(b), the Deposit Amount, together with all accrued interest and investment income thereon, shall in each case be returned to Purchasers; provided, however, in the event that this Agreement is terminated by Purchasers pursuant to Section 4.4(d), 4.4(f), 4.4(g), 4.4(i), or 4.4(j), then (x) the Deposit Amount, together with all accrued interest and investment income thereon shall be returned to Purchasers and (y) Sellers shall pay to Purchasers the Expense Reimbursement; and provided further, in the event this Agreement is terminated by Purchasers pursuant to Section 4.4(h), Sellers shall pay to Purchasers the Expense Reimbursement.

Notwithstanding the foregoing, nothing in this Section 3.2 shall be deemed to release any party from liability for (A) fraud or (B) willful breach of its obligations under this Agreement. In no event shall Sellers have any obligation to pay to Purchasers any amounts in respect of the Deposit Amount prior to payment by Purchasers of the Deposit Amount pursuant to Section 3.2; provided, that this provision shall not limit Sellers' obligations under this Agreement other than with respect to the return of the Deposit Amount.

         3.3 Payment of Purchase Price. On the Closing Date, (i) Purchasers shall pay the Cash Purchase Price (less (x) the Deposit Amount, together with all accrued interest and investment income thereon, and (y) the Indemnity Escrow Amount) to Sellers, which shall be paid by wire transfer of immediately available funds into an account designated by Sellers, (ii) Purchasers shall deposit the Indemnity Escrow Amount with the Escrow Agent pursuant to the terms of the Escrow Agreement, and (iii) the Deposit Amount, together with all accrued interest and investment income thereon, shall be released in accordance with
Section 3.2 and the terms of Escrow Agreement. The Indemnity Escrow

Amount shall be released in accordance with Section 11.3 below and the terms of the Escrow Agreement.

         3.4 Allocation of Purchase Price. Prior to the Closing Date, Purchasers shall prepare and deliver to Sellers a statement setting forth the allocation of the Purchase Price among Purchasers and the Purchased Assets. The parties agree that, for the purpose of reporting Taxes, they (i) shall report the transactions contemplated by this Agreement in accordance with such allocation statement, (ii) shall not take a position for the purpose of reporting Taxes inconsistent therewith, and (iii) shall cooperate in the preparation of any Tax Return filed in connection therewith.

                                   ARTICLE IV

                             CLOSING AND TERMINATION

         4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 10.1, 10.2 and 10.3 hereof (or the waiver thereof by the party entitled to waive such conditions), the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or at such other place as the parties may designate in writing) at 10:00 a.m. (Eastern time) on the date that is two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) and a date that is no more than ten (10) Business Days after the entry by the Bankruptcy Court of the Sale Order, unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

         4.2 Deliveries by Sellers. At the Closing, Sellers shall deliver to Purchasers:

                  (a) a duly executed Bill of Sale in customary form as agreed between Purchasers and Sellers prior to the Closing;

                  (b) an Assignment and Assumption Agreement in customary form as agreed between Purchasers and Sellers prior to the Closing (the "Assignment and Assumption Agreement");

                  (c) the duly executed and acknowledged Real Property Conveyance Documents;

                  (d) certified resolutions of the Board of Directors or equivalent governing body of each of the Sellers approving and authorizing the transactions contemplated by this Agreement and the Ancillary Agreements;

                  (e) officer's certificates, executed by a duly authorized officer of each of the Sellers (i) attaching true and complete copies of each Seller's articles of incorporation and bylaws or equivalent organizational documents and (ii) as to the incumbency and signature of the officers of each Seller executing any applicable agreements or documents;

                  (f) certificate of the Secretary of State of the state of incorporation for each Seller as to the due incorporation and good standing or equivalent certifications as to formation and standing of each Seller;

                  (g) duly executed assignments of the Purchased Intellectual Property, in customary form to be agreed between Purchasers and Sellers prior to the Closing (the "Intellectual Property Assignments");

                  (h) the officer's certificate required to be delivered pursuant to Sections 10.1(a) and 10.1(d);.

                  (i) a certified copy of the Sale Order and case docket reflecting that the Sale Order is in effect; and

                  (j) all other instruments of conveyance and transfer, in form and substance reasonably acceptable to Purchasers, as may be necessary to convey the Purchased Assets to Purchasers.

         4.3 Deliveries by Purchasers. At the Closing, Purchasers shall deliver to Sellers:

                  (a) the Cash Purchase Price (less the Deposit Amount, together with all accrued interest and investment income thereon (which will be released from the Escrow Account to the Sellers in accordance with the terms of the Escrow Agreement), and the Indemnity Escrow Amount), in immediately available funds, as set forth in Section 3.3 hereof; and

                  (b) the officer's certificate required to be delivered pursuant to Sections 10.2(a) and 10.2(c).

         4.4 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

                  (a) by Purchasers or Sellers, if the Closing shall not have occurred by the close of business on November 14, 2003 (the "Termination Date"); provided, however, that, if the Closing shall not have occurred due to any continuation of the notice periods under the HSR Act or any other Antitrust Laws with respect to the transactions contemplated hereby and if all other conditions to the respective obligations of the parties to close hereunder that are capable of being fulfilled by the Termination Date shall have been so fulfilled or waived, then no party may terminate this Agreement prior to December 31, 2003; provided, that if the Closing shall not have occurred on or before the Termination Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by Purchasers or Sellers, then the breaching parties may not terminate this Agreement pursuant to this Section 4.4(a);

                  (b) by mutual written consent of Sellers and Purchasers;

                  (c) by either Sellers or Purchasers, if there shall be any applicable Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any final, nonappealable Order is entered by a Governmental Body of competent jurisdiction having valid enforcement authority permanently restraining, prohibiting or enjoining the consummation of, or imposing conditions upon, the transactions contemplated by this Agreement, or materially interfering with Purchasers' ability to operate the Business or a material portion thereof;

                  (d) by Purchasers, so long as Purchasers are not in breach of any representation or warranty, or any covenant or agreement contained herein in any material respect, if there shall be a breach by Sellers of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section
10.1 or 10.3, and which breach cannot be cured or has not been cured within ten
(10) Business Days after the giving of written notice by Purchasers to Sellers of such breach;

                  (e) by Sellers, so long as no Seller is in breach of any representation or warranty, or any covenant or agreement contained herein in any material respect, if there shall be a breach by Purchasers of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 10.2 or 10.3, and which breach cannot be cured or has not been cured within ten (10) Business Days after the giving of written notice by Sellers to Purchasers of such breach;

                  (f) by Purchasers, if the Bankruptcy Case of any Seller is converted to Chapter 7 and a Chapter 7 trustee is appointed with respect to any Seller;

                  (g) by Purchasers, (i) if any Seller executes and delivers a definitive agreement with respect to an Alternative Transaction, (ii) if the Bankruptcy Court enters an order approving any Alternative Transaction or (iii) five (5) business days after any Seller determines that a Bid other than that of Purchasers is the Successful Bid;

                  (h) by Purchasers, if the Bankruptcy Court shall not have entered the Bidding Procedures Order by the later of (x) September 29, 2003 or
(y) ten days after the formation of an official committee of unsecured creditors in the Sellers' Bankruptcy Case;

                  (i) by Purchasers, in the event of a Material Adverse Effect;
or

                  (j) by Purchasers, if the Bankruptcy Court shall not have entered the Sale Order by the later of (x) October 28, 2003 or (y) five days after the Auction.

         4.5 Procedure Upon Termination. In the event of termination of this Agreement and abandonment hereof by Purchasers or Sellers, or all parties, pursuant to Section 4.4 hereof, written notice thereof shall forthwith be given to each of the other parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchasers or Sellers; provided, however, that the Escrow Agreement shall continue to remain in full force and effect until the Escrow Agreement is terminated pursuant to the terms thereof. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

         4.6      Effect of Termination.

                  (a) In the event that this Agreement is validly terminated in accordance with Section 4.4, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination; provided, however, that the obligations of the parties set forth in
Section 3.2, Section 7.1, Section 8.5 and Article XIII hereof shall survive any such termination and shall be enforceable hereunder.

                  (b) Nothing in this Section 4.6 shall relieve Purchasers or Sellers of any liability for a willful breach of this Agreement prior to the date of termination. The damages recoverable by the non-breaching party shall include all attorneys' fees reasonably incurred by such party in connection with the transactions contemplated hereby.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  The Sellers hereby represent and warrant, jointly and severally, to Purchasers that:

         5.1 Organization and Good Standing. Except as a result of the commencement of the Bankruptcy Case, each Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Seller is duly qualified or authorized to do business as a foreign entity and in good standing under the laws of each jurisdiction in which it owns or leases its real property and each other jurisdiction in which the conduct of its businesses or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

         5.2 Authorization of Agreement. Subject to obtaining Bankruptcy Court approval pursuant to the Sale Order, each Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and each Seller has all requisite power, authority and legal capacity to execute and deliver each Ancillary Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by any Seller in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller of this Agreement and each other Seller Document have been duly authorized by all necessary corporate action on behalf of each such Seller. This Agreement has been, and each other Seller Document will be at or prior to the Closing, duly and validly executed and delivered by Sellers and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each other Seller Document when so executed and delivered will constitute, legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3 Conflicts. Except as set forth on Schedule 5.3, none of the execution and delivery by Sellers of this Agreement and the other Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Sellers with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of Sellers to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under any provision of (i) the certificate of incorporation and bylaws of any Seller; (ii) any Contract or Permit to which any Seller is a party or by which any of the properties or assets of any Seller are bound, except to the extent any of the foregoing is not enforceable due to operation of applicable bankruptcy law or the Sale Order; (iii) any Order of any court, Governmental Body or arbitrator applicable to any Seller or any of the properties or assets of any Seller; or (iv) other than, in the case of clauses
(ii), (iii) and (iv), such conflicts, violations, defaults, terminations, cancellations or accelerations that would not have a Material Adverse Effect.

         5.4 Financial Information. Attached hereto as Schedule 5.4 are true and complete copies of (i) the audited consolidated balance sheet of Sellers as of December 31, 2002 (the "December 31 Balance Sheet"), (ii) the respective related consolidated statement of operations and statements of change in shareholders' equity and of cash flows for the twelve months ended December 31, 2002, together with the report thereon of Deloitte & Touche LLP, independent auditors (together with the December 31 Balance Sheet, the "December Financial Statements"), (iii) the unaudited consolidated balance sheet of Sellers (the "Balance Sheet") as of June 30, 2003 (the "Balance Sheet Date"), and (iv) the respective related consolidated statement of income and cash flows for the six months ended June 30, 2003 (the "Interim Financial Statements"), which financial statements have been prepared on the same basis as the December Financial Statements. The December Financial Statements and the Interim Financial Statements are collectively referred to as the "Financial Statements.") Except as set forth on Schedule 5.4, the Financial Statements have been prepared in accordance with GAAP, and fairly present in all material respects the financial position and the results of operations, changes in shareholders' equity and cash flows of each of the Sellers, as applicable, as of the dates and for the periods indicated. Sellers have no Liabilities (whether absolute, accrued, contingent or otherwise), claims, obligations or other Liens relating to the Business or the Purchased Assets, except as disclosed in the Financial Statements, including the notes thereto, or Schedule 5.4 and except such Liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

         5.5 Absence of Certain Developments. Since the Balance Sheet Date, except as set forth in Schedule 5.5, there has been no (a) Material Adverse Effect, (b) amendment or termination of, or default by any Seller or, to the Knowledge of Sellers, any other party, under any material contract or agreement relating to the Business to which any Seller is a party or by which any Seller is bound, (c) material destruction, material damage or other material loss to any of the Purchased Assets or any other material properties or assets of the Business, whether or not covered by insurance, (d) sale, lease, or other disposition of any properties or assets related to the Business except in the Ordinary Course of Business, (e) purchase, lease or other acquisition of any properties or assets related to the Business or other capital expenditures related to the Business other than in the Ordinary Course of Business, (f) increase in the compensation payable or to become payable to any of the employees or other personnel of any Seller that are employed by or render services to the Business except for normal periodic increases in the Ordinary Course of Business, (g) entering into or amendment of any employment agreement by any Seller, (h) change in accounting methods, unless required by GAAP, or principle or cost allocation procedures that affect the financial statements of the Sellers, (i) any material adverse change in any Seller's relations with any of the employees or other personnel of such Seller, or agents, customers or suppliers of the Business, or (j) agreement or commitment to take any action described in this Section 5.5.

         5.6      Ownership of Purchased Assets.

                  (a) Sellers have good title to all of the Purchased Assets free and clear of any Lien, other than Permitted Exceptions, except with respect to leased assets, as to which Sellers have good and marketable title to the leasehold interest. Upon consummation of the transactions contemplated hereby, Purchasers will have acquired good title in and to, or, in the case of assets which are leased or licensed, a valid, binding and enforceable leasehold interest or license in, each of the Purchased Assets, free and clear of all Liens, to the maximum extent provided in Sections 363 and 365 of the Bankruptcy Code. The Purchased Assets are in adequate condition and working order, reasonable wear and tear excepted.

                  (b) The Purchased Assets constitute all the properties and assets relating to, used or held for use in connection with the Business, other than the Excluded Assets. There are no material assets or properties used primarily in the operation of the Business and owned by a third party that will not be leased or licensed to Purchasers under current leases or license agreements.

         5.7 Real Property. Schedule 5.7 sets forth a complete list of (i) all real property and interests in real property owned in fee by Sellers (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased by Sellers (individually, a "Real Property Lease," collectively, the "Real Property Leases," and together with the Owned Properties, the "Real Property") as lessee or lessor. Sellers have good, marketable and valid fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except (A) the Zions Mortgage, and (B) Permitted Exceptions. Sellers have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). No Seller has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by any Seller under any of the Real Property Leases, except for defaults which Sellers are obligated to cure as of the Closing Date pursuant to Section 2.5 hereof which shall be so cured, or are unenforceable due to the Bankruptcy Case or the Sale Order, or which are not individually or in the aggregate, likely to result in a Material Adverse Effect. Seller has no knowledge of any default by any other party to a Real Property Lease. Sellers enjoy peaceful and undisturbed possession of the Real Property. All water, storm sewer, sanitary sewer, gas, electricity, telephone and other utility lines, pipes and other equipment necessary in order to operate the Real Property in the manner that such Real Property is presently being operated presently serve the Real Property and are in good working order (collectively, the "Utility Equipment"). All of the Utility Equipment is lawfully located on, under or at (a) the Real Property, (b) other property with respect to which the applicable Seller (or the applicable utility) is the beneficiary of a perpetual and irrevocable easement to use such property to run the applicable Utility Equipment and/or (c) other property owned by a Governmental Body on or under which the applicable Seller (or the applicable utility) is legally permitted to run the applicable Utility Equipment. There are no violations of any law, regulations or orders (including parking ordinances, site plan approvals, zoning and subdivision rules and regulations and land use development plans) issued by any Governmental Body having jurisdiction against or affecting the Real Property (or any portion thereof), the Business or any Seller which have not been cured, except for such violations which would not, individually or in the aggregate, result in a Material Adverse Effect. There are no applications currently pending by Seller for any change in, or otherwise pertaining to, (x) the zoning applicable to the Real Property or (y) the use of the Real Property. There are no leases or other occupancy agreements in effect with respect to all or any portion of the Owned Property. All material HVAC, electric, gas, fire-safety, plumbing, mechanical and other systems at the Real Property are in good, working condition which will allow the Business to be continued in the manner presently being operated. There are no pending condemnation or eminent domain proceedings affecting the Real Property and no Seller has received any written notices of any, and to the Knowledge of Sellers there are no, threatened condemnation or eminent domain proceedings affecting the Real Property or any portion thereof. The Real Property has not suffered any casualty or other material damage that has not been repaired.

         5.8 Tangible Personal Property. Schedule 5.8 sets forth all leases of personal property ("Personal Property Leases") relating to personal property used by Sellers in the Business or to which any Seller is a party or by which the properties or assets of any Seller are bound. Each Seller has a valid and enforceable leasehold interest under each Personal Property Lease under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). No Seller has received or given any notice of any default or event that with notice or lapse of time or both would constitute a default by any Seller under any Personal Property Lease, except for defaults which Sellers are obligated to cure as of the Closing Date pursuant to Section 2.5 hereof which shall be so cured, or are unenforceable due to the Bankruptcy Case or the Sale Order or which would not, individually or in the aggregate, result in a Material Adverse Effect.

         5.9      Intellectual Property

                  (a) To the Knowledge of Sellers and based on the Purchased Intellectual Property identified to the Sellers as of the date of this Agreement, Schedule 5.9(a) sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registrations of any Marks and unregistered Marks, registered Copyrights and pending applications for registration of Copyrights owned or filed by Sellers and included in the Purchased Intellectual Property. Schedule 5.9(a) also identifies the owner of each such item of Purchased Intellectual Property and the jurisdictions in which each such item of Purchased Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed.

                  (b) Except as disclosed in Schedule 5.9(b), Sellers are the sole and exclusive owners of all right, title and interest in and to all of the Purchased Intellectual Property identified in Schedule 5.9(a). Except as set forth on Schedule 5.9(b), Sellers are the sole and exclusive owners of, or have valid and continuing rights to make, have made, use, sell, offer to sell and grant sublicenses to do any of the foregoing, as the case may be, of all Purchased Intellectual Property made, used, sold, offered for sale or licensed by Sellers in the Business as presently conducted, free and clear of all material Liens or obligations to others (it being understood between Sellers and Purchasers that the Security Agreement, dated May 25, 2001, between Twin Laboratories Inc. and Ross Blechman et al., is a material Lien). Sellers have made all filings and recordations reasonable and in the ordinary course of business to protect and maintain their interest in the Patents, registered Marks and registered Copyrights, and applications therefor identified in Schedule 5.9(a).

                  (c) To the Knowledge of Sellers, the sale, offer for sale, manufacture, import or license of Products of the Business, as the Business is presently conducted, and the present business practices and methods of Sellers, have not and do not infringe or constitute an unauthorized use, violation or misappropriation of any Intellectual Property Right or similar right, of any Person (including pursuant to any non-disclosure agreements or obligations to which Sellers or Sellers and any of their present or former employees is a party). Except as set forth on Schedule 5.9(c), the Purchased Intellectual Property owned by or licensed to Sellers includes all of the Intellectual Property Rights necessary to enable Sellers to conduct the Business in the manner in which such Business is currently being conducted.

                  (d) Except with respect to licenses of commercial off-the-shelf Software, and except pursuant to the contracts, agreements and instruments listed in Schedule 5.9(d), Sellers are not required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Purchased Intellectual Property with respect to the use thereof in connection with the conduct of the Business as currently conducted.

                  (e) Except with respect to licenses of commercial off-the-shelf Software, Schedule 5.9(e) sets forth a complete and accurate list of all contracts, agreements and instruments to which any of the Sellers is a party (i) with respect to any Intellectual Property Licenses, or (ii) containing a covenant limiting a Seller's ability to exploit fully any of the Purchased Intellectual Property. To the Knowledge of Sellers, each of the agreements identified in Schedule 5.9(e) is currently in force.

                  (f) To the Knowledge of Sellers and within the two (2) years prior to the date of this Agreement, neither any Trade Secret of Sellers nor any other non-public proprietary information, material to the Business as presently conducted, has been authorized to be disclosed or, has been actually disclosed by Sellers to any employee or any third Person other than pursuant to a confidentiality or non-disclosure agreement restricting its disclosure and use. Sellers have taken security measures reasonable in the industry to protect the secrecy, confidentiality and value of all the Purchased Intellectual Property. Also within the two years prior to the date of this Agreement, each employee, consultant and independent contractor of any Seller who has access to material non-public information of any Seller has entered into a written non-disclosure and invention assignment agreement with such Seller.

                  (g) Except as set forth on Schedule 5.9(g), there are no pending or , to the Knowledge of Sellers, threatened actions, causes of action, claims, suits, proceedings, orders, writs, injunctions, or decrees which involve a claim of infringement, unauthorized use, or violation of the Purchased Intellectual Property by any Person against any Seller, or challenging Sellers' ownership or use, validity or enforceability of, any Purchased Intellectual Property. Except as set forth on Schedule 5.9(g), Sellers have not received written (including, without limitation, by electronic mail) notice of any such threatened claim and, to the Knowledge of Sellers, there are no facts or circumstances that would form the basis for any valid claim of infringement, unauthorized use, or violation by any

Person against any Seller, or challenging the ownership, use, validity or enforceability of any Purchased Intellectual Property.

                  (h) Except as set forth on Schedule 5.9(h), Sellers have not made any claims that a Person is infringing, violating, misusing or misappropriating any Purchased Intellectual Property, and to the Knowledge of Sellers, no Person is infringing, violating, misusing or misappropriating any Purchased Intellectual Property owned by Sellers.

         5.10     Material Contracts.

                  (a) Schedule 5.10(a) sets forth all of the Contracts to which any Seller is a party or by which it is bound and that are related to the Business or by which the Purchased Assets may be bound or affected (collectively, the "Material Contracts"):

                           (i) all Contracts with any Affiliate or current or former officer or director of Sellers;

                           (ii) all Contracts for the sale of any of the assets of Sellers, other than in the Ordinary Course of Business;

                           (iii) all Contracts relating to the acquisition by Sellers of any operating business or the capital stock of any other Person;

                           (iv) all Contracts relating to incurrence of Indebtedness, guarantees or loans;

                           (v) all Contracts or related series of Contracts which involve the expenditure of more than $50,000 in the aggregate or require performance by any party more than one year from the date hereof that, in either case, are not terminable by Sellers without penalty on less than 180 days' notice;

                           (vi) all Contracts with the twenty (20) largest customers (as measured by revenue for the six-month period ending on June 30, 2003) of the Business;

                           (vii) all Contracts with the twenty (20) largest suppliers (as measured by expenditures for the six-month period ending on June 30, 2003) of the Business;

                           (viii) all employment or consulting Contracts for employees, officers, directors or consultants;

                           (ix) all Contracts that grant a right of first refusal or similar right with respect to any of the Purchased Assets or any direct or indirect economic interest in any of the Purchased Assets in favor of any third party;

                           (x) all joint venture, partnership or similar Contracts affecting the Business;

                           (xi) all Contracts that restrict the ability of Sellers to conduct the Business in any place or in any manner or to solicit or retain any Persons as customers, employees or independent contractors;

                           (xii) all Contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in Real Property;

                           (xiii) all Contracts relating to the Purchased Intellectual Property;

                           (xiv) all Contracts which result in the imposition of a Lien on the Purchased Assets;

                           (xv) all Contracts requiring the consent of one or more third Persons with respect to the consummation of the transactions contemplated by this Agreement;

                           (xvi) all Contracts entered into outside of the Ordinary Course of Business; and

                           (xvii)   all other Contracts material to the
         Business.

                  (b) There are no written or oral contracts that are material to the Business other than as set forth on Schedule 5.10(a). True and complete copies (including all modifications, amendments and supplements) of the Purchased Contracts listed on Schedule 5.10(a) have been provided or made available by Sellers to Purchasers. Sellers have not assigned, delegated or otherwise transferred to any third party any of their rights or obligations with respect to any Purchased Contract.

                  (c) Subject to entry of the Sale Order and the assumption and assignment of such Material Contracts, and except as set forth on Schedule 5.10(c), each of the Material Contracts is, and will be as of the Closing, in full force and effect and is the legal, valid and binding obligation of Sellers, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 5.10(c), Sellers have not received or given any written notice of any default or event that with notice or lapse of time or both would constitute a default by any Seller under any Material Contract, other than defaults which Sellers are obligated to cure as of the Closing Date pursuant to Section 2.5 hereof and are listed on Schedule 5.10(c), or are unenforceable due to the Bankruptcy Case or the Sale Order.

         5.11     Employee Benefits.

                  (a) Schedule 5.11(a) lists: (i) all material "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs maintained by Sellers or to which Sellers contributed or is obligated to contribute thereunder for current or former employees of Sellers (the "Employee Benefit Plans") and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA ("Pension Plan"), subject to Title IV of ERISA or Section 412 of the Code, maintained by any Seller and any trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with Sellers under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which Sellers and any ERISA Affiliate contributed or has ever been obligated to contribute thereunder (the "Title IV Plans").
Schedule 5.11(a) separately sets forth each Title IV Plan which is a multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plans"), or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans").

                  (b) Except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect, all Employee Benefit Plans are in compliance with ERISA and the Code. Each Pension Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the Knowledge of Sellers, there are no circumstances that could result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of Sellers, threatened litigation relating to the Employee Benefit Plans. No Seller has engaged in a transaction with respect to any Employee Benefit Plan that could subject Sellers, the Business, the Purchased Assets or any Employee Benefit Plan to any Taxes or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. No action has been taken with respect to any Employee Benefit Plan to either terminate such Employee Benefit Plan or to cause distributions, other than in the Ordinary Course of Business to participants under such Employee Benefit Plan.

                  (c) No Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code and no facts exist pursuant to which any Liability or obligation under Title IV of ERISA could be incurred with respect to the Business or the Purchased Assets.

                  (d) All contributions required to be made under the terms of any Employee Benefit Plan have been timely made when due.

                  (e) No Seller has any obligations for post-employment health or life benefits, except as set forth on Schedule 5.11(e). There are no restrictions on the rights of Sellers to amend or terminate any such Employee Benefit Plan without incurring any liability or obligation thereunder.

                  (f) Other than one employee employed by Twin Laboratories (UK) Ltd., no Employee Benefit Plan covers any employees employed outside the United States.

         5.12     Labor.

                  (a) Sellers will provide to the Purchasers, prior to the Closing, a complete and accurate list of all the employees or other personnel employed in or rendering services to the Business as of the most recent practicable date showing for each such employee or other personnel (i) the position(s) held, such employee or other personnel's service recognized by Sellers for purposes of any Employee Benefit Plans (including service with predecessor employers, if applicable, and any prior unabridged service with Sellers), such employee's or other personnel's eligible vacation, and any employment management, retention, severance, independent contractor, or other similar agreement to which such employee or other personnel is a party, (ii) whether such employee or other personnel is actively at work as of such date, and (iii) if such employee or other personnel is not actively at work as of such date, the nature of his or her absence (e.g., vacation, illness, short-term disability or leave of absence under the Family and Medical Leave Act of 1993) and his or her expected or required date of return to active service.

                  (b) Except as set forth on Schedule 5.12(b), no Seller is party to, and none of the employees or other personnel employed in or rendering services to the Business are covered by any union, collective bargaining or other similar labor agreements and to the Knowledge of Sellers there is no indication that such employees or personnel desire to be covered by a collective bargaining agreement. As related to the Business, there is not presently pending or existing, and to the Knowledge of Sellers there is not threatened, (i) any strike, or slowdown, picketing, lockout, work stoppage or other material labor dispute, or (ii) any application for certification of a collective bargaining agent. As related to the Business, (A) no labor organization or group of employees of Sellers has made a pending demand for recognition or certification, and there are and have been no representation or certification proceedings or petitions seeking a representation proceeding, with the United States National Labor Relations Board or any other labor relations tribunal or authority, nor have any such demands, proceedings or petitions been brought or filed or threatened to be brought or filed within the past five years, (B) there have not been at any time within the last five years, any actual or, to the Knowledge of Sellers, any threatened organizing activities, strikes, picketing, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes against or involving Sellers and (C) Sellers are in compliance in all material respects and with all applicable law with respect to employment and employment practices, terms and conditions of employment, wages and hours, independent contracting, immigration and occupational safety and health.

                  (c) Except as set forth on Schedule 5.12(c), there is not pending or, to the Knowledge of Sellers, threatened any action, cause of action, claim, suit, proceeding, order, writ, injunction or decree against Sellers or any of their Affiliates at law or in equity relating to the alleged violation of any law with respect to the subjects listed in Section 5.12(b) above. Except as set forth on Schedule 5.12(c), to the Knowledge of

Sellers, there is no pending or threatened investigation of the Sellers by any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws. As related to the Business, all material levies, assessments, and penalties made against Sellers pursuant to all applicable workers compensation legislation as of the Balance Sheet Date have been paid or have been reserved for or accrued on the Balance Sheet by Sellers and Sellers have not, as of the Closing Date, been reassessed under any such legislation.

                  (d) Except as set forth on Schedule 5.12(d), no employee has a written employment contract which promises such employee continued employment for any period of time.

         5.13 Litigation. Except as set forth in Schedule 5.13 and the Bankruptcy Case, there are no Legal Proceedings pending or, to the Knowledge of Sellers, threatened against Sellers, or to which any Seller is otherwise a party before any Governmental Body, which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect. Sellers are not subject to any Order of any Governmental Body which would result in a Material Adverse Effect.

         5.14     Compliance with Laws; Permits.

                  (a) Each Seller and the Purchased Assets are in compliance with and the Business has been operated in compliance with all Laws, regulations and Orders relating to the Purchased Assets and the Business, including all Environmental Laws, and all rules and regulations of any Governmental Body or other Person which regulates any goods produced or services rendered by such Seller, except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.14(a), no Seller has received notice of any violation of any Law, regulation or Order, and neither Seller nor any of the Purchased Assets are in default under any order, writ, judgment, award, injunction or decree of any Governmental Body, applicable to the Purchased Assets or the Business, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) All material approvals, Permits, qualifications, franchises, Orders and registrations, together with all modifications, amendments, supplements and extensions thereof, of all Governmental Bodies and any other governmental entities or other Person that are necessary for Sellers to own the Purchased Assets, conduct the Business and use and occupy the Real Property (collectively, the "Business Permits") are valid and in full force and effect and are fully and freely transferable by Sellers to Purchasers. None of the Business Permits will be terminated or become terminable as a result of the transactions contemplated hereby. A true, complete and correct list of all Business Permits will be attached to this Agreement as Schedule 5.14(b) prior to the Closing.

         5.15     Intentionally omitted.

         5.16 Insurance. Schedule 5.16 lists all policies of insurance owned or held by Sellers relating to the Business, or insuring the Purchased Assets, including the type and amount of coverage and the expiration dates of the policies. Except as set forth on Schedule 5.16, (i) current premiums and any other obligations under such insurance have been paid and all such policies are valid and enforceable and in full force and effect on the date hereof, and (ii) Sellers have not received any notice within the last ninety (90) days threatening suspension, revocation, modification or cancellation of any insurance policy or a material increase in any premium in connection therewith or informing Sellers that any coverage listed on Schedule 5.16 will or may not be available in the future on substantially the same terms as now in effect other than notices with respect to items that have been cured.

         5.17 Related Person Transactions. No Affiliate, director, officer, employee, agent, representative or other personnel of any Seller, nor any spouse or child or other family member of any of them, or any Person affiliated with any of them (each of the foregoing, a "Related Person"), has any interest in any of the Purchased Assets or any other assets or properties relating to the Business. No Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest (other than ownership by a Person of less than 1% of the outstanding capital stock of a company as long as the Person is not otherwise involved in the management of such company) or any other financial or profit interest in a Person that has (i) had business dealings with the Business or (ii) engaged in competition with the Business. Except with respect to employment and compensation arrangements with employees in the Ordinary Course of Business described in Schedule 5.17, no Related Person is a party to any contract, agreement or arrangement with, or has any claim or right against, or owes any amounts to, Sellers in connection with the Business. All loans, payables and other amounts due between a Related Person and any Seller or any of their respective affiliates in connection with the Business are listed in Schedule 5.17.

         5.18 Financial Advisors. Except as set forth on Schedule 5.18, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Sellers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Purchasers in respect thereof. Sellers are jointly and severally responsible for the payment of any and all fees and disbursements of any such financial advisors.

         5.19 Public Filings. The SEC Reports (as defined below), when filed with the Securities and Exchange Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. As of their respective dates, the SEC Reports did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein. The "SEC Reports" shall mean: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2002; (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003; (iii) the Current Reports on Form 8-K filed on May 15, 2003, June 27, 2003, August 15, 2003 and August 27, 2003; (iv) the Form 12b-25 filed on August 15, 2003; and (v) the Schedule 14A filed on April 25, 2003.

         5.20 Product Liability. Except as set forth on Schedule 5.20, none of the Sellers have any material Liability that relates to, or that arises out of, products manufactured, shipped or sold by or on behalf of any Seller on or prior to the Closing date (including claims of negligence, personal injury, product damage, product liability, product warranties, promotional obligations, strict liability, product recall, safety or regulatory compliance, infringement of intellectual property or any other similar or related claims, whether such liability, obligation or commitment relates to or arises out of accidents, injuries or losses occurring on or prior to or after the Closing Date, including any Liability of any Seller arising out of or related to the Specified Liabilities. The reserves of six million five hundred thousand dollars ($6,500,000) as of the Balance Sheet Date established with respect to certain product liability indemnity claims relating to the sale of products containing ephedra represent management's best estimate of the Sellers' contingent Liabilities with respect to such Liabilities.

         5.21 Taxes. Except as set forth on Schedule 5.21, all material Tax Returns required to be filed by or on behalf of Sellers relating to the Business have been timely filed, and all such Tax Returns are complete and accurate in all material respects; all Taxes due from Sellers for periods through the Closing Date, whether or not shown on any Tax Return, have been paid in full or an adequate provision has been made for any such Taxes on the Financial Statements (in accordance with GAAP); no Seller is currently the beneficiary of any extension of time within which to file any Tax Return relating to the Business; there are no pending claims made by any authority in any jurisdiction where Sellers do not file Tax Returns that any Seller is or may be subject to taxation by that jurisdiction based on the conduct or operation of the Business or the use or ownership of any of the Purchased Assets; Sellers have withheld and paid all Taxes relating to the Business required to have been withheld and paid in connection with amounts paid or owing to any third party; there is no audit, examination, litigation pending or, to the Knowledge of Sellers, threatened with respect to any Taxes of Sellers relating to the Business; no Seller has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax relating to the Business that is currently in effect; no rulings have been issued by or agreements entered into with any relevant governmental tax authority with respect to any Seller relating to the Business; no Seller is a party to any Tax allocation or sharing agreement with any other Person who is not a Seller or has any liability for the Taxes of any other Person who is not a Seller in connection with the Business; and there are no liens for Taxes on the Purchased Assets except for statutory liens for current Taxes not yet due and payable.

         5.22 Environmental. Except as set forth on Schedule 5.22 or as could not reasonably be expected, in the aggregate, to have a Material Adverse
Effect:

                  (a) Sellers' operations and properties, and the operations and properties of each of their respective subsidiaries, relating to the Business comply with all applicable Environmental Laws and Environmental Permits. Any past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could (A) form the basis of an Environmental Action against Sellers, any of their respective subsidiaries or any of their properties or (B) cause any of the Purchased Assets or the Business to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (b) None of the Purchased Assets or other property relating to the Business currently owned or operated by Sellers or any of their respective subsidiaries is, and, to the Knowledge of Sellers, no property formerly owned or operated by Sellers or any of their respective subsidiaries, is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Purchased Assets or other property relating to the Business currently owned or operated by Sellers or any of their respective subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on, under or from any of the Purchased Assets or other property currently owned or operated by Sellers or any of their respective subsidiaries.

                  (c) Neither Sellers nor any of their respective subsidiaries has received a request for information or has been identified as a potentially responsible party relating to any actual or threatened Release of Hazardous Materials at any site, location or operation relating to the operations of the Business; neither Sellers nor any of their respective subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation relating to the operations of the Business, either voluntarily or pursuant to the order of any Governmental Body or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any of the Purchased Assets or other property relating to the Business currently owned or operated by Sellers or any of their respective subsidiaries have been used, sold or disposed of in compliance with Environmental Laws.

         5.23 Consents and Approvals. Subject to entry of the Sale Order, the execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, or filing with, any Governmental Body or other Person and no consent or waiver of any party to any Purchased Contract is required except for such consents, approvals and filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

         5.24 Receivables and Payables. Sellers have disclosed to Purchasers a true, complete and correct list of all accounts receivable reflected on the books and records of Sellers as of the Balance Sheet Date and all accounts receivable created since the Balance Sheet Date, other than receivables collected, sold, transferred, assigned or otherwise settled in the Ordinary Course of Business. All such accounts receivable represent usual, customary and reasonable charges for services actually rendered or goods, products, equipment and supplies sold and delivered. All such accounts receivables arose from bona fide transactions in the Ordinary Course of Business and were or are recorded, billed and collected in the Ordinary Course of Business. Sellers have invoiced all customers and business counterparties the full amount of all accounts receivable.

         5.25 Inventory. The Inventory, taken as a whole, including Inventory purchased following the Balance Sheet Date, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the Balance Sheet or on the accounting records of the Business as of the Closing Date, as the case may be. The Inventory levels, taken as a whole, have been maintained at such volumes, quantities and amounts as required for the conduct of the Business as conducted since the Balance Sheet Date. Inventory now on hand that was purchased after the Balance Sheet Date, taken as a whole, was purchased in the Ordinary Course of Business at a cost not exceeding market prices prevailing at the time of purchase. The Inventory, taken as a whole, is of such quality as to meet the quality control standards of the Business and any applicable quality control standards of any Governmental Body or material customer of the Business.

         5.26 Current Assets. The accounts receivable and Inventory (collectively, the "Current Assets") of Sellers as of the Balance Sheet Date was fifty one million three hundred ninety one thousand dollars ($51,391,000), calculated in accordance with GAAP. As of the Closing, the Sellers' Current Assets, net of any Inventory and accounts receivable relating to Excluded Products will be no less than forty seven million dollars ($47,000,000), calculated in accordance with GAAP.

         5.27 Suppliers and Customers. To the Knowledge of Sellers and except as disclosed to the Purchasers: (i) none of the twenty (20) largest suppliers of the Business has notified Sellers in writing of its intention to stop, or decrease the rate of, supplying materials, products or services to the Business and (ii) none of the twenty (20) largest customers of the Business has notified Sellers in writing of its intention to stop, or decrease the rate of, purchasing materials, products or services from the Business.

         5.28 Subsidiaries. None of the Sellers owns any equity interests in any entity, other than (i) equity interests in corporations that are in the process of dissolving, all of which own no assets and have no material Liabilities and (ii) the equity interest in Twinlab Passion Ltd.

         5.29 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Agreement (as modified by the Schedules hereto), (i) none of the Sellers or any other Person makes any other express or implied representation or warranty with respect to Sellers, the Business, the Purchased Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, and Sellers disclaim any other representations or warranties, whether made by Seller or any Affiliate of Sellers or any of their respective officers, directors, employees, agents or representatives and
(ii) the Purchased Assets are being transferred on a "where is" and, as to condition, "as is" basis. Except for the representations and warranties contained in this

Agreement (as modified by the Schedules hereto), each Seller (i) expressly disclaims and negates any representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the Purchased Assets (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) and (ii) disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Purchasers or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Purchasers by any director, officer, employee, agent, consultant, or representative of Sellers or any of its Affiliates). Sellers make no representations or warranties to Purchasers regarding the probable success or profitability of the Business.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

                  Purchasers hereby represent and warrant, jointly and severally, to Sellers that:

         6.1 Organization and Good Standing. Each Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

         6.2 Authorization of Agreement. Each Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Purchaser of this Agreement and each other Purchaser Document have been duly authorized by all necessary corporate action on behalf of each such Purchaser. This Agreement has been, and each other Purchaser Document will be at or prior to the Closing, duly executed and delivered by each Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each other Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         6.3      Conflicts; Consents of Third Parties.

                  (a) Except as set forth on Schedule 6.3, none of the execution and delivery by Purchasers of this Agreement and the other Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchasers with any of the provisions hereof or thereof will (i) conflict with, or result in a violation of, any provision of the certificate of incorporation or by-laws of any Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or lapse of time or both) of any material right or obligation of any Purchaser under, any Contract or Permit to which such Purchaser is a party or by which such Purchaser or its properties or assets are bound or (iii) violate any Order of any Governmental Body applicable to any Purchaser or any of the properties or assets of such Purchaser or (iv) any applicable Law, except, in the case of clauses (ii), (iii) and (iv), for such violations, breaches, defaults, terminations, cancellations or accelerations as would not have a material adverse effect on the ability of any Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

                  (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchasers in connection with the execution and delivery of this Agreement or Purchaser Documents, the compliance by Purchasers with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking by Purchasers of any other action contemplated hereby, or for Purchasers to conduct the Business, except for compliance with the applicable requirements of the HSR Act.

         6.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchasers, threatened against Purchasers, or to which any Purchaser is otherwise a party before any Governmental Body, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchasers to perform their obligations under this Agreement or to consummate the transactions hereby. Purchasers are not subject to any Order of any Governmental Body which would reasonably be expected to have a material adverse effect on the ability of Purchasers to perform their obligations under this Agreement or to consummate the transactions contemplated hereby.

         6.5 Financial Advisors. No Person has acted, directly or indirectly, as a broker or finder for Purchasers in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

         6.6 Financial Capability. At the Closing, Purchasers will have sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase Price and any expenses incurred by Purchasers in connection with the transactions contemplated by this Agreement, and will have the resources and capabilities (financial or otherwise) to perform their obligations hereunder and have not incurred any obligation, commitment, restriction or Liability of any kind, which would have a material adverse effect on such resources and capabilities.

                                  ARTICLE VII

                            BANKRUPTCY COURT APPROVAL

         7.1 Break-up Fee. In consideration for Purchasers having expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of the assets of the Sellers, in the event that any of the Sellers (i) consummates a transaction in respect of a Bid, other than that of Purchasers, or (ii) sells, transfers, leases or otherwise disposes directly or indirectly, including through an asset sale, stock sale, merger, reorganization or other similar transaction, of all or substantially all or a material portion of the Purchased Assets (or agrees to do any of the foregoing) in a transaction or series of transactions within 12 months from the date hereof (either of clause (i) or (ii) being an "Alternative Transaction"), Sellers shall pay in cash in immediately available funds to Purchasers a break-up fee in an amount equal to three million four hundred thirty five thousand dollars ($3,435,000) (the "Break-Up Fee") plus expense reimbursement equal to the reasonable costs and reasonable out-of-pocket fees and expenses of counsel, accountants, financial and other advisors incurred by Purchasers in connection with their legal, financial and business due diligence and the preparation and negotiation of this Agreement and any Ancillary Agreements (the "Expense Reimbursement"); provided that in no event shall the Break-Up Fee or Expense Reimbursement be payable to Purchasers if this Agreement is terminated by Sellers pursuant to Section 4.4(e). Sellers' obligation to pay the Break-Up Fee and Expense Reimbursement shall survive termination of this Agreement, and on the Petition Date, Sellers shall make a motion seeking an order that provides that the Break-Up Fee and Expense Reimbursement shall be paid as administrative expense claims in the Bankruptcy Case under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and that (i) the Break-Up Fee shall be payable upon the earlier to occur of the closing of the Alternative Transaction and consummation of a plan of reorganization or liquidating plan of reorganization and (ii) the Expense Reimbursement shall be paid in accordance with this Agreement as soon as possible upon termination of this Agreement.

         7.2 Bidding Procedures Order. Sellers acknowledge that this Agreement is the culmination of an extensive process undertaken by Sellers to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the Purchased Assets while assuming or otherwise satisfying certain liabilities in order to maximize the value for Sellers' constituents. Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to this Agreement concerning the sale of the Purchased Assets of Sellers to Purchasers. The sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court at a hearing under Sections 363 and 365 of the Bankruptcy Code (the "Sale Hearing"). The following overbid provisions and related bid protections are designed to compensate Purchasers for their efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Purchased Assets for the benefits of Sellers' stakeholders.

                  (a) Bid Deadline. All bids must be submitted to and actually received by Sellers, with a copy to Purchasers, not later than 11:00 a.m. on a date that is three days prior to the date scheduled by the Bankruptcy Court for the Auction (the "Bid Deadline"). For purposes of this Agreement, "Bid" shall mean a letter from a person who the Boards of Directors of Sellers has determined in the exercise of its fiduciary duty is financially able to consummate the purchase of the Purchased Assets (a "Qualified Bidder") stating that (i) such Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of this Agreement, together with all Exhibits and Schedules hereto (the "Definitive Sale Documentation"), marked to show those amendments and modifications to the Definitive Sale Documentation, including, but not limited, to, price and the time of closing, that such Qualified Bidder proposes; (ii) such Qualified Bidder is prepared to enter into and consummate the transaction within not more than ten days after approval by the Bankruptcy Court of the Sale Order; and (iii) such Qualified Bidder's offer is irrevocable until the closing of a purchase of the Purchased Assets.

                  (b) Qualified Bid. Only Qualified Bids will qualify for consideration at the Auction (defined below). For purposes of this Agreement, a "Qualified Bid" is a Bid that:

                           (i)      complies in all respects with 7.2(a);

                           (ii) has a cash component of at least an amount equal to the sum of (a) the cash component of Purchasers' Bid (including the Deposit Amount and the Indemnity Escrow Amount) plus (b) the Break-Up Fee plus (c) the Expense Reimbursement (for purposes of this subsection only, the Expense Reimbursement shall be estimated at one million dollars ($1,000,000)) plus (d) such portion of the three million seven hundred thousand dollars ($3,700,000) of Liabilities constituting Employee and Related Liabilities to the extent the Qualified Bid does not propose to assume all or any portion of such Liabilities plus (e) in the case of the initial Qualified Bid, two million dollars ($2,000,000), and in the case of any subsequent Qualified Bids, one million dollars ($1,000,000) over the preceding Qualified Bid;

                           (iii) is a proposal that Sellers determine, in the good faith opinion of the Boards of Directors of Sellers, and after taking into account the benefits of this Agreement to its constituencies (as well as the potential costs of pursuing other transactions) is not materially more burdensome or conditional than the terms of this Agreement and is in the best interest of the estate and its constituencies;

                           (iv) is substantially on the same or better terms and conditions as set forth in a copy of the Definitive Sale Documentation;

                           (v) is accompanied by satisfactory evidence of committed financing or other ability to perform and is not subject to any due diligence, financing or other contingencies;

                           (vi) is accompanied by a cash deposit of two million dollars ($2,000,000) (the "Deposit"), which shall be refunded by the Sellers in the event that such Qualified Bid is not a Successful Bid and which shall be credited towards the Purchase Price in the event such Bid is the Successful Bid, provided that Purchasers shall pay the Deposit upon the entry of an order approving the Bidding Procedures in accordance with Section 3.2 above; and

                           (vii) does not entitle or seek to entitle the Qualified Bidder to any expense reimbursement or termination or similar fee.

If Sellers do not receive any Qualified Bids, Sellers will report the same to the Bankruptcy Court and will proceed with a sale and assignment of the Purchased Assets to Purchasers. This Agreement executed by Purchasers shall constitute a Qualified Bid for all Purposes.

                  (c)      Auction, Bidding Increments, and Bids Remaining Open.

                           (i) If Sellers receive a Qualified Bid or Qualified Bids, Sellers will conduct an auction (the "Auction") in New York City at a location specified by Sellers on the date that is no later than the later of (i) October 23, 2003 or (ii) twenty (20) days after entry of the Bidding Procedures Order. Only Purchasers, Sellers, any representative of any official committee appointed in the Bankruptcy Case, and any Qualified Bidders who have timely submitted Qualified Bids shall be entitled to attend the Auction, and only Purchasers and Qualified Bidders will be entitled to make any subsequent Qualified Bids at the Auction. Bidding at the Auction will continue until such time as the highest and best offer is determined, provided that Qualified Bidders shall be required to bid in cash (i.e. no party shall be entitled to "credit bid" claims that they may have against the estate). Sellers may announce at the Auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent overbids) for the Auction so long as such rules are not inconsistent with these Bidding Procedures.

                           (ii) Sellers shall provide Purchasers with copies of all Qualified Bids. In addition, Sellers will inform Purchasers and each Qualified Bidder who has expressed its intent to participate in the Auction of the identity of all Qualified Bidders that may participate at the Auction.

                           (iii) Prior to the conclusion of the Auction, Sellers shall in their business judgment determine the highest and best Qualified Bid (the "Successful Bid") and shall seek Bankruptcy Court authority to enter into the transaction evidenced by the Successful Bid.

         7.3 Bankruptcy Court Filings. On the Petition Date, Sellers shall file with the Bankruptcy Court a motion seeking entry of the Sale Order and the Bidding Procedures Order. Purchasers agree that they will promptly take such actions as are reasonably requested by Sellers to assist in obtaining the Sale Order and the Bidding Procedures Order for the purposes, among others, of providing necessary assurances of performance by Purchasers under this Agreement and demonstrating that each Purchaser is a "good faith" purchaser under Section 363(m) of the Bankruptcy Code. In the event the entry of the Sale Order or the Bidding Procedures Order shall be appealed, Sellers and Purchasers shall use their respective reasonable efforts to defend such appeal.

         7.4 Section 363(m) Protection. Sellers shall use commercially reasonable efforts to cause the Bankruptcy Court to enter a Sale Order which provides, in either the findings of fact or conclusions of law to be made by the Bankruptcy Court as part of the Sale Order, that the transactions contemplated by this Agreement are undertaken by Purchasers and Sellers at arm's length, without collusion and in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and such parties are entitled to the protections of Section 363(m) of the Bankruptcy Code.

         7.5 No Shop. Prior to the entry of the Bidding Procedures Order on the Bankruptcy Court's docket, and except as otherwise required by this Agreement or by the Bankruptcy Code, Sellers shall not, directly or indirectly, through any officer, director, employee, agent or adviser, solicit any Alternative Transaction or participate in any negotiations with respect to any Alternative Transaction, regardless of whether any proposal or offer for any Alternative Transaction was unsolicited. Subsequent to the entry of the Bidding Procedures Order on the Bankruptcy Court's docket, Sellers shall not, directly or indirectly, through any officer, director, employee, agent or adviser, solicit any Alternative Transaction or participate in any negotiations with respect to any Alternative Transaction other than as expressly permitted under the Bidding Procedures Order; provided, however, that nothing herein shall prohibit Sellers from seeking to sell, pursuant to a Qualified Bid in connection with the Auction established in the Bidding Procedures Order, the Purchased Assets.

                                  ARTICLE VIII

                                    COVENANTS

         8.1 Access to Information. Sellers agrees that, prior to the Closing Date, Purchasers shall be entitled, through their respective officers, employees and representatives (including its legal advisors and accountants), to make such investigation (including review of documentation and inspections of Real Property, but only if such inspection and testing does not interfere with Seller's business and operations at such property and Purchasers provide Sellers with proof of Purchasers' insurance covering such inspections and testing) of the properties, businesses and operations of the Business and such examination of the books, records and financial condition of the Business, the Purchased Assets and the Assumed Liabilities as they reasonably request and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law. Sellers shall cause their officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate with Purchasers and Purchasers' representatives in connection with such investigation and examination, and Purchasers and their representatives shall cooperate with Sellers and their representatives and shall use their reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require Sellers or any Affiliate to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which Sellers or any Affiliates are bound, from which Sellers will use commercially reasonable efforts to be released.

         8.2      Conduct of the Business Pending the Closing.

                  (a) Prior to the Closing, except (1) as otherwise expressly contemplated by this Agreement or (2) with the prior written consent of Purchasers (which consent shall not be unreasonably withheld or delayed) or
(3) as may be required to comply with the debtor in possession budget agreed upon in connection with the debtor in possession credit facility as such budget may be amended from time to time with the consent of the Purchasers (provided, however, that Purchasers shall not unreasonably withhold or delay their consent to such amendment) (the "DIP Budget"), Sellers shall:

                           (i) operate the Business in a manner consistent with the DIP Budget;

                           (ii) maintain all of the Purchased Assets in good repair, condition and working order, reasonable wear and tear excepted, for the uses in which they are currently used in the Business;

                           (iii) maintain in full force and effect all policies of insurance covering the Business and the Purchased Assets;

                           (iv) conduct the Business only in the Ordinary Course of Business; and

                           (v) use their reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Business, and (B) preserve the present relationships with customers and suppliers of the Business.

                  (b) Except (1) as may be required by the DIP Budget, (2) as otherwise expressly contemplated by this Agreement or (3) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), solely as it relates to the Business, Sellers shall not:

                           (i) (A) materially increase the annual level of compensation of any employee, (B) increase the annual level of compensation payable or to become payable by any Seller to any of its respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) increase the coverage or benefits available under any (or create any new) Employee Benefit Plan or (E) enter into or amend any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which any Seller is a party or involving a director, officer or employee of any Seller in his or her capacity as a director, officer or employee of such Seller, except, in each case, in the Ordinary Course of Business, or as required by applicable Law from time to time in effect or by any of the Employee Benefit Plans or Pension Plans;

                           (ii) make any material change to any of their methods of accounting unless required by GAAP;

                           (iii)    acquire or agree to acquire any business;

                           (iv) sell (including by sale-leaseback), lease, transfer, license (whether on an exclusive or non-exclusive basis), mortgage or otherwise dispose of, encumber or subject to any Lien, any Purchased Assets or interests therein, other than sales of Inventory in the Ordinary Course of Business;

                           (v) sell, transfer, or otherwise dispose of, encumber or subject to any Lien, any capital stock of any or interest in any Person;

                           (vi) commence or continue any "going out of business" or inventory liquidation sales or offer any discounted sales of Inventory, other than quantity discounts heretofore offered by Sellers in the usual, regular and Ordinary Course of Business, consistent with past practice;

                           (vii) enter into any contract, license or other agreement that contains any provision that, as a result of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, would (assuming that the other party's consent or approval is not obtained, to the extent required) result in any penalty, additional payments or forfeiture that would be payable on or after the Closing Date;

                           (viii) modify, amend or supplement any Purchased Contracts, or terminate any Purchased Contracts except in accordance with the terms thereof;

                           (ix) make any single new commitment or related series of commitments or increase any single previous commitment or related series of commitments for capital expenditures for the Business in an amount exceeding fifty thousand dollars ($50,000) nor make any commitments or increase any previous commitments for capital expenditures for the Business in an amount exceeding fifty thousand dollars ($50,000) in the aggregate;

                           (x) accelerate or delay the sale of the goods or services of the Business, except as may be necessary in the Ordinary Course of Business;

                           (xi) sell, assign, transfer, license, abandon or convey any Purchased Intellectual Property except in the Ordinary Course of Business;

                           (xii) except as would not adversely affect Purchasers, the Business and the Purchased Assets, settle any material claim regarding Taxes;

                           (xiii) perform any act which would cause any representation, warranty, covenant, condition or agreement of Sellers in this Agreement or the Ancillary Agreements to be or become untrue in any respect or intentionally omit to take any action necessary to prevent any such representation, warranty, covenant, condition or agreement from being or becoming untrue in any respect, and will comply in all respects with all Laws applicable to the Business, the Purchased Assets and all of the Permits;

                           (xiv) waive or compromise any material claim or right or fail to renew any Permit; and

                           (xv)     agree to do anything prohibited by this
         Section 8.2.

                  (c)      Sellers will promptly notify Purchasers in writing of
(i) any event known to Sellers which would render any representation or warranty of Sellers contained in this Agreement or any Ancillary Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (ii) any change, condition or event that has or could reasonably be expected to have a Material Adverse Effect or (iii) any failure of Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder. Notwithstanding the disclosure to Purchasers of any matter pursuant to this Section 8.2(c), Sellers shall not be relieved of any Liability for, nor shall the provision of such information by Sellers to Purchasers be deemed a waiver of, the breach of any representation, warranty, covenant, condition or agreement of Sellers contained in this Agreement or any Ancillary Agreement.

         8.3      Regulatory Approvals.

                  (a) If legally required, Purchasers and Sellers shall, make or cause to be made all filings required of them or any of their respective subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable. Sellers and Purchasers may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this
Section 8.3 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (Sellers or Purchasers, as the case may be).

                  (b) If a filing under the HSR Act is legally required, each Purchaser and Seller shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws").

         8.4      Further Assurances.

                  Each Seller and Purchaser shall use its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

         8.5      Confidentiality.

                  (a) Prior to the Closing, Purchasers shall keep confidential, and cause their Representatives to keep confidential, any and all Confidential Information relating to Sellers and Sellers' business and operations. Following the Closing, Purchasers shall keep confidential, and cause their respective Affiliates, directors, officers, employees, agents and controlling Persons (collectively, their "Representatives") to keep confidential, any and all Confidential Information relating to the Excluded Products, Excluded Liabilities, Excluded Assets and the business and operations of the Sellers, other than the Business. Sellers shall, at all times, keep confidential, and cause their Representatives to keep confidential, any and all Confidential Information regarding the Purchasers and the Purchasers' business and operations. Following the Closing, Sellers shall keep confidential, and cause their Affiliates to keep confidential, any and all Confidential Information regarding the Business, the Purchased Assets and the Assumed Liabilities. In the event this Agreement is terminated in accordance with
Article IV, Purchasers shall, at all times, keep confidential, and cause their Representatives to keep confidential, any and all Confidential Information regarding the Sellers. The provisions of this Section 8.5 supercede any confidentiality or non-disclosure agreement entered into between any Seller and Purchasers, which agreement is hereby terminated in its entirety and of no further force or effect.

                  (b) As used herein, "Confidential Information" means any and all confidential information of the other party or parties that one party either receives from another party in connection herewith or in the course of performing its obligations hereunder (except that such information may be shared, on a confidential basis, with the party's attorneys, lenders and auditors); provided, however, that Confidential Information does not include information which (A) is or becomes public other than as a result of a breach of the terms of this Section 8.5, (B) was available to the disclosing party on a non-confidential basis prior to its disclosure by such party or (C) becomes available to a disclosing party on a non-confidential basis from a Person (i) who is not a party to this agreement, (ii) who is not otherwise known to the disclosing party to be in violation of a confidentiality agreement with the party whose information is the subject of such disclosure, or (iii) not otherwise known to be prohibited from transmitting the information to the disclosing party.

                  (c) Notwithstanding anything else in this Section 8.5, a party hereto may disclose Confidential Information of another party hereto as required by Law or Order to the extent so required (in which case the legally obligated party shall promptly notify the other parties and give the other parties an opportunity to oppose such disclosure prior to the making of such disclosure).

                  (d) Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions described in this Agreement, shall not apply to the Tax structure or Tax treatment of the transactions described in this Agreement, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax structure and Tax treatment of the transactions described in this Agreement and all materials of any kind (including opinions or other Tax analysis) that are provided to such party relating to such Tax treatment and Tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the Tax structure or Tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         8.6 Preservation of Records. Sellers and Purchasers agree that each of them shall preserve and keep the records held by it or their respective Affiliates relating to the Business for a period of seven (7) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, administration of the Bankruptcy Case, preparation of the plan and disclosure statement for filing in the Bankruptcy Case and confirmation of the plan in the Bankruptcy Case, any insurance claims by, Legal Proceedings or Tax audits against or governmental investigations of Sellers or Purchasers or any of their Affiliates or in order to enable Sellers or Purchasers to comply with their respective obligations under this Agreement, each Ancillary Agreement and each other agreement, document or instrument contemplated hereby or thereby; provided, however, that no providing party shall be required to (i) incur any out-of-pocket expenses, (ii) provide information or records under circumstances which the providing party believes in its sole reasonable determination may expose it to Liability to any Person or may prejudice any interest, commercial, legal or otherwise, of the providing party or (iii) take any action that in the providing party's sole reasonable determination unreasonably interferes with its business. Without limiting the foregoing, Purchasers agree to make available to Sellers on a reasonable and as-needed basis Transferred Employees, including former members of management of Sellers, to assist Sellers undertaking of the foregoing, subject to reasonable compensation to be agreed upon between Purchasers and Sellers. In the event Sellers, on the one hand, or Purchasers, on the other hand, wish to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty
(180) days after the date of such notice.

         8.7 Publicity. Neither Sellers, on the one hand, nor Purchasers, on the other hand, shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of such Purchasers or Sellers, disclosure is otherwise required by applicable Law or with respect to filings to be made with the Bankruptcy Court in connection with this Agreement or by the applicable rules of any stock exchange on which Purchasers, or Sellers lists securities, provided that the party intending to make such release shall consult with the other party with respect to the text thereof and give the other party reasonable opportunity to review such text.

         8.8 Use of Name. Following the Closing Date, except as otherwise required by the Bankruptcy Court or the Bankruptcy Code and the regulations promulgated thereunder, Sellers shall not use any corporate, trade, or service name that includes Purchased Intellectual Property or, in each case, any confusingly similar words.

         8.9 Receipt of Property Relating to Purchased Assets. If Sellers or any of their respective Affiliates, or any other Person acting for or in concert with any of the foregoing Persons, shall receive any money, check, note, draft, instrument, payment or other property relating to or as proceeds of the Purchased Assets or the Assumed Liabilities or any part thereof, each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Purchasers and, immediately upon receipt thereof, shall notify Purchasers in writing of such receipt and shall remit the same (or cause the same to be remitted) in kind to Purchasers in the manner specified by Purchasers.

         8.10 Consents. Sellers shall use their best efforts to obtain (a) entry of the Bidding Procedures Order and the Sale Order by the Bankruptcy Court, and (b) the consents or approvals of each other Governmental Body and each other Person necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

         8.11 Transfer of Permits. Except for those Permits that are not transferable by law or are immaterial to the Business, Sellers shall cause the issuance or transfer of all Permits relating to the Business to Purchasers on or before the Closing Date in form and substance the same as the Permits that were held by Sellers. Sellers shall give and make all required notices and reports to each appropriate Governmental Body and other Persons with respect to the Permits that may be necessary for the sale and purchase of the Business and the ownership, operation and use of the Purchased Assets by Purchasers following the Closing.

         8.12 Assignment of Contracts. The Sale Order shall provide that effective on the Closing Date the Sellers shall assume, cure all monetary defaults with respect to and assign the Purchased Contracts to, Purchasers, subject to the Purchasers showing adequate assurance of future performance.

         8.13 Plan of Reorganization. The Sellers and each of their Affiliates shall use their best efforts to ensure that any plan of reorganization or liquidation proposed by the Sellers or any of their affiliates in their Bankruptcy Cases shall (i) provide for a release of the Purchasers from any product liability or similar claims pursuant to Section 1141(c) of the Bankruptcy Code, (ii) enjoin any suits brought against the Purchasers in connection with such claims and (iii) provide that existing insurance policies will continue to be used to pay any product liability claims.

         8.14 Adjustments to Schedules. Purchasers and Sellers agree to work together in good faith to make adjustments to the Schedules from the date hereof until the day prior to the hearing on the Bidding Procedures Order, provided that such changes are not material individually or in the aggregate. Any such changes so agreed upon shall be deemed to have been made as of the date of the execution of this Agreement.

                                   ARTICLE IX

                         EMPLOYEES AND EMPLOYEE BENEFITS

         9.1      Employment.

                  (a) Transferred Employees. Purchasers shall offer employment to all individuals employed by Sellers in connection with the Business as of the Closing Date to commence immediately following the Closing, each such offer contingent upon the issuance of the Sale Order of the Bankruptcy Court and the Closing. Each such offer shall be made in accordance with applicable Law and shall be on such terms that, when taken as a whole for each employee, are substantially similar to those currently offered by Sellers. Subject to the terms of any employment agreement entered into by the Purchasers with any of the Key Employees, Purchasers' employment of the Continuing Employees shall be on an "at-will" basis and on such other terms and conditions of employment as Purchasers shall offer in their sole discretion. Except as otherwise agreed to in writing, Purchasers shall be under no obligation to employ or continue to employ any individual for any period. The Employees who accept Purchasers' offer of employment and who commence employment with Purchasers shall be referred to herein as the "Transferred Employees."

                  (b) Standard Procedure. Pursuant to the "Standard Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399,
(i) Purchasers and Sellers shall report on a predecessor/successor basis as set forth therein, (ii) Sellers will not be relieved from filing a Form W-2 with respect to any Transferred Employees, and (iii) Purchasers will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee with respect to the portion of the year during which such

Employees are employed by Purchasers that includes the Closing Date, excluding the portion of such year that such Employee was employed by Sellers.

                  (c) With respect to each Transferred Employee, Sellers hereby waive and release each such individual from any and all contractual, common law or other restrictions enforceable by Sellers on the employment, activities or other conduct of such individuals after their termination of employment with Sellers; provided, however, that Sellers shall assign to the Purchasers their rights to all obligations not to disclose confidential information relating to the Business and all obligations not to compete with the Business owed to Sellers by such Transferred Employee.

                  (d) Except as expressly provided herein, nothing herein shall be construed as transferring to Purchasers (i) any Contract or agreement with any current or former employee of Sellers or for the employment of any Person or engagement of any independent contractor by Sellers or (ii) any rights or obligations Sellers may owe to or be owed by any current or former employee, officer, director, consultant, independent contractor, or agent of Sellers.

                  (e) Nothing herein, express or implied, shall confer upon any employee or former employee of Sellers any rights or remedies (including any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of this Agreement. Purchasers and Sellers agree that the provisions contained herein are not intended to be for the benefit of or otherwise be enforceable by, any third party, including any employee or former employee of Sellers.

                  (f) Purchasers shall have no obligation to pay severance to any employee who does not accept an offer of employment to join Purchasers and any such obligations remain obligations of the Sellers.

         9.2      Employee Benefits

                  (a) Effective as of the Closing Date, Purchasers shall assume sponsorship of the Employee Benefit Plans agreed upon between the Purchaser and the Sellers set forth on Schedule 9.2(a) and Sellers shall assign any trusts or funding vehicles associated with such plans to Purchasers.

                  (b) If Purchasers adopt any new employee benefit plans on behalf of any Transferred Employees following the Closing ("Purchaser Plans"), for purposes of eligibility and vesting (but not benefit accrual) under such Purchaser Plans, Purchasers shall credit each Transferred Employee with his or her years of service with Sellers and any predecessor entities thereof as if such service was performed for the Purchasers. The Purchaser Plans shall not deny Transferred Employees coverage on the basis of pre-existing conditions (except to the extent that a Transferred Employee was denied coverage under an Employee Benefit Plan for a pre-existing condition) and any expenses incurred by or on behalf of such Transferred Employee, on or before the Closing Date, shall be taken into account under the Purchaser Plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under the applicable Purchaser Plans.

                  (c) Except as set forth in the next sentence, nothing contained in this Section 9.2 or elsewhere in this Agreement shall be construed to limit Purchasers' ability to terminate the employment of any individual Transferred Employee or amend, modify or terminate any employee benefits available to any individual Transferred Employee, it being understood and agreed that if Purchasers shall terminate the employment of any Transferred Employee within 18 months after the Closing other than for cause, then Purchasers shall provide to each such Transferred Employee (i) outplacement services valued at not less than five thousand dollars ($5,000) and (ii) all severance benefits no less favorable than those to which such Transferred Employee would be entitled if he or she was terminated at that time by Sellers in accordance with Sellers' severance practice in effect as of the date hereof, a copy of which is attached as Schedule 9.2(c). Purchasers agree not to terminate fifty (50) or more Transferred Employees in either New York and/or Utah within the sixty (60) day period following the Closing.

                  (d) Continuation and Portability of Employee Benefits. Purchasers shall be responsible for administering compliance with the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") with respect to Transferred Employees whose coverage under the Employee Benefit Plans terminates on or after the Closing Date and any other employee or former employee of the Sellers (and their eligible dependents) who had a "qualifying event" (within the meaning of Section 4980B(f)(d) of the Code on or prior to the Closing (the "COBRA Beneficiaries"). Purchasers shall be responsible for administering compliance under COBRA and HIPAA for the COBRA Beneficiaries and those Transferred Employees whose coverage terminates subsequent to their becoming participants in the Purchaser Plans.

                  (e) Key Employees. Sellers shall afford to Purchasers and their representatives reasonable access to those employees whom Purchasers and Sellers agree are key employees (the "Key Employees") in order to permit Purchasers to solicit for employment the Key Employees and to negotiate employment agreements reflecting retention, confidentiality, non-competition and other terms and conditions of employment with the Key Employees.

                                   ARTICLE X

                              CONDITIONS TO CLOSING

         10.1 Conditions Precedent to Obligations of Purchasers. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchasers in whole or in part):

                  (a) The representations and warranties of Sellers set forth in this Agreement qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty other than a representation or warranty qualified by Material Adverse Effect, the condition set forth in this
Section 10.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Material Adverse Effect, and Purchaser shall have received a certificate signed by an authorized officer of Seller, dated the Closing Date, to the foregoing effect; it being understood, however, that nothing in this proviso shall be deemed to be a waiver by Purchasers of any remedies they may have for a breach of representation or warranty, including under Article XI below; and provided, further, that for purposes of this Section 10.1(a), clause (i) of the definition of Material Adverse Effect shall read "(x) a material adverse effect on the business, assets results of operations or financial condition of the Business or the Purchased Assets, or (y) a material adverse effect on the Specified Assets, the Specified Liabilities and Liabilities relating to or arising out of product liability claims and Environmental Laws, in each case in this clause (y) which have a material adverse effect on the business, assets, results of operation or financial condition of Sellers and their subsidiaries taken as a whole ."

                  (b) Any Permits, approvals or consents required for Sellers in connection with consummation of the transactions contemplated hereby and by the Ancillary Agreements shall have been obtained and shall be in full force and effect on the Closing Date;

                  (c) The Bankruptcy Court shall have entered the Bidding Procedures Order by the later of September 29, 2003 or 10 days after the appointment of an official committee of unsecured creditors, in the form and substance attached hereto as Exhibit A, or which shall otherwise have been approved of by the Purchasers in their sole and absolute discretion, and the Bidding Procedures Order, as entered by the Bankruptcy Court, shall not be stayed and shall not modify the terms and conditions of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby in any way that would adversely affect Purchasers;

                  (d) Sellers shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Purchasers shall have received a certificate signed by an authorized officer of Sellers, dated the Closing Date, to the forgoing effect; and

                  (e) Seller shall have delivered, or caused to be delivered, to Purchasers all of the items set forth in Section 4.2.

                  (f) Since the Balance Sheet Date, there shall not have been a Material Adverse Effect;

                  (g) Sellers shall have obtained the third party consents, if any, necessary for the assignment and assumption of the Purchased Contracts, except for such consents, the failure of which to obtain would not be material;

                  (h) Purchaser shall have obtained, from a title company selected by Purchasers and at the then prevailing rates, a title insurance policy or irrevocable commitment for a title insurance policy for all of the Owned Property in form and substance reasonably satisfactory to Purchasers, insuring Purchasers as the owner of the Owned Property and containing no exceptions to title other than the Permitted Exceptions; and

                  (i) The Real Property, together with all facilities, buildings, improvements, and fixtures, is in the same physical condition it was in on the date this Agreement was executed, subject to ordinary wear and tear. No condemnation of all or a portion of the Real Property shall have been threatened or shall have occurred between the date of this Agreement and Closing.

         10.2 Conditions Precedent to Obligations of Seller. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers in whole or in part):

                  (a) The representations and warranties of Purchasers set forth in this Agreement qualified as to materially shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materially shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Sellers shall have received a certificate signed by an authorized officer of Purchasers, dated the Closing Date, to the forgoing effect;

                  (b) Any Permits, approvals or consents required for Purchasers in connection with consummation of the transactions contemplated hereby and by the Ancillary Agreements shall have been obtained and shall be in full force and effect on the Closing Date;

                  (c) Purchasers shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchasers on or prior to the Closing Date, and Sellers shall have received a certificate signed by an authorized officer of Purchasers, dated the Closing Date, to the forgoing effect; and

                  (d) Purchasers shall have delivered, or caused to be delivered, to Sellers all of the items set forth in Section 4.3.

         10.3 Conditions Precedent to Obligations of Purchasers and Sellers. The respective obligations of Purchasers and Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchasers and Sellers in whole or in part):

                  (a) no Governmental Body shall have enacted, issued, promulgated, enforced or entered any Law or non-appealable Order that is in effect on the Closing Date and prohibits the consummation of the Closing or imposes material limitations on Purchasers' ownership of the Purchased Assets;

                  (b) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (c) the Bankruptcy Court shall have entered the Sale Order and such order shall be final and non-appealable; and

                  (d) if any filing under the HSR Act is required, the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

         11.1 Survival of Representations and Warranties. The parties hereto agree that (i) the Purchasers' representations and warranties contained in this Agreement shall survive the Closing and expire on the first anniversary of the Closing Date and (ii) the Sellers' representations and warranties contained in this Agreement shall survive the Closing, and expire on the first anniversary of the Closing Date. The parties hereto agree that the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing for any breach thereof.

         11.2     Indemnification.

                  (a) Sellers agree, jointly and severally, to indemnify and hold the Purchasers and their respective directors, officers, employees, Affiliates, agents, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against any and all losses, Liabilities, obligations, damages, costs and expenses (individually, a "Loss" and, collectively, "Losses") based upon, attributable to or resulting from:

                           (i) any and all Excluded Liabilities, whether or not such Liabilities reflect a breach of a representation or warranty of Sellers in this Agreement;

                           (ii)     any breach by Sellers of their
         representations, warranties or covenants contained herein which survive the Closing; and

                           (iii) all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

                  (b) Purchasers agree, jointly and severally, to indemnify and hold Sellers and their directors, officers, employees, Affiliates, agents, successors and permitted assigns ("Seller Indemnified Parties") harmless from and against any Losses based upon, attributable to or resulting from:

                           (i)      any and all Assumed Liabilities;

                           (ii)     any breach by Purchasers of their
         representations, warranties or covenants contained herein which survive the Closing;

                           (iii) Liabilities with respect to the Business, the Purchased Assets or the Transferred Employees to the extent such Liabilities arise out of the operations of the Business after the Closing, in each case, other than the Excluded Liabilities; and

                           (iv) all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

                  (c) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any Person in respect of which indemnification may be sought from Purchaser Indemnified Parties or Seller Indemnified Parties, as the case may be, pursuant to the provisions of this Section 11.2, the party seeking indemnification shall, to the extent of its knowledge thereof, cause prompt written notice of the commencement of such proceedings or the assertion of such claim or demand to be given to the indemnifying party, and shall afford to such indemnifying party the right, to the extent of its indemnification, at its option and at its own expense, to be represented by counsel of its choice and to defend against, negotiate, settle, or otherwise deal with any such legal proceeding, claim or demand; provided, however, that the failure by any party seeking indemnification hereunder to give prompt notice shall not release the indemnifying party of its indemnification obligations hereunder, except to the extent such failure actually prejudices such indemnifying party; provided further, however, that no indemnifying party shall agree to any settlement of any claim against any Person seeking indemnification without the consent of such Person (which shall not be unreasonably withheld) unless such settlement requires no payment on the part of such Person and contains a full release of such Person, with no admission of any wrongdoing on the part of such Person; and provided further, however, that if the liability or obligation which is the subject matter of such claim shall arise out of a transaction or cover any period or periods wherein Sellers and Purchasers shall be responsible for part of any such liability or obligation, then Sellers and Purchasers jointly shall defend, contest, litigate, settle and otherwise deal with any such claims, each bearing its own expenses and each choosing its own counsel. After any final judgment or award shall have been rendered by a court, arbitration board, or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement, with respect to any matter which is the subject matter of an indemnity hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party with respect to such matter and the indemnifying party shall be required to pay all of the sums so owing to the indemnified party, by certified or bank cashier's check, within ten (10) Business Days after the date of such notice. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand, and none of Purchasers or Sellers will compromise or settle any such legal proceeding, claim or demand without the prior written consent of the other, not to be unreasonably withheld or delayed.

                  (d) Notwithstanding anything in this Agreement to the contrary, the indemnification provisions with respect to the representation on Current Assets set forth in Section 5.26 shall be subject to the additional provisions set forth on Schedule 11.2(d).

         11.3 Indemnity Escrow. Pursuant to the terms of Section 3.3 hereof, on the Closing Date, Purchasers shall deposit in an account (the "Indemnity Account"), in immediately available funds, a portion of the Purchase Price in an amount equal to three million dollars ($3,000,000) (the "Indemnity Escrow Amount"). Any payment that Sellers are obligated to make to any Purchaser Indemnified Parties pursuant to this Article XI, including under Section 11.2(d), shall be paid solely from the Indemnity Escrow Amount and following the Closing Sellers shall have no liability to Purchasers for breaches of, defaults under, or non-performance of this Agreement above amounts held in such Indemnity Escrow Account, except for fraud or willful breach of this Agreement. The Escrow Agreement shall provide that on the first anniversary of the Closing Date, so long as no claims for indemnification are outstanding, Sellers shall withdraw from the Indemnity Account the Indemnity Escrow Amount (to the extent not utilized to pay Purchasers for any indemnification claim).

                                   ARTICLE XII

                                   TAX MATTERS

         12.1 Transfer Taxes. Sellers and Purchaser shall share equally any sales, use, stamp, documentary stamp, filing, recording, transfer or similar fees or taxes or governmental charges (including any interest and penalty thereon) payable in connection with the transactions contemplated by this Agreement ("Transfer Taxes"). Seller shall seek to include in the Sales Order a provision that provides that the transfer of the Purchased Assets shall be free and clear of any stamp or similar taxes under Bankruptcy Code Section 1146(c). Sellers and Purchasers shall cooperate and consult with each other prior to filing any Tax Returns in respect of Transfer Taxes. Sellers and Purchasers shall cooperate and otherwise take commercially reasonable efforts to obtain any available refunds for Transfer Taxes.

         12.2 Cooperation. Purchasers and Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for the preparation and filing of any Tax Return, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer of any governmental or regulatory inquiry relating to tax matters. From and after the Closing Date, Purchasers agree that they will provide reasonable access to Sellers and their attorneys, accountants and other representatives (after reasonable notice and during normal business hours and without charge) to such files, books and records as Sellers may reasonably deem necessary to prepare for, file, prove, answer, prosecute or defend any claim, suit, inquiry or other proceeding, related to Taxes in connection with the Purchased Assets or the Business.

         12.3 Prorations. All real and personal property Taxes or similar ad valorem obligations levied with respect to the Purchased Assets for any taxable period that includes the Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers and Purchasers as of 12:01 a.m. (Eastern time) on the Closing Date. If any Taxes subject to proration are paid by Purchasers, on the one hand, or Sellers, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

         12.4 Real Estate Tax Protests. Prior to the Closing, all real estate assessment protests and proceedings, if any, affecting the Real Property or any portion thereof for the tax year in which the Closing occurs (the "Closing Date Tax Year") and prior years will be prosecuted under Sellers' direction and control, provided that Sellers shall not settle, without Purchasers' prior written consent, not to be unreasonably withheld or delayed, any such protest or proceeding affecting the Closing Date Tax Year or any subsequent Tax Year. From and after the Closing, all real estate assessment protests and proceedings for the Closing Date Tax Year and all tax years thereafter occurring shall be prosecuted under the Purchasers' direction and control and Sellers shall do everything reasonably necessary to transfer over to the Purchasers the right to prosecute and settle such protests and proceedings for the Closing Date Tax Year. In the event of any reduction in the assessed valuation of the Real Property for the Closing Date Tax Year or any prior tax year, the amount of any tax savings shall (a) with respect to tax years ending prior to the Closing, be payable to Sellers; and (b) with respect to the Closing Date Tax Year, after deduction of customary expenses and attorneys fees incurred in connection with obtaining same, be adjusted between Sellers and Purchaser as of the Closing.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Expenses. Except as otherwise provided in this Agreement, Sellers and Purchasers shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Purchasers and Sellers shall bear their respective filing fees associated with HSR Act filings, if any.

         13.2 Injunctive Relief. Damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained in this Agreement, and, accordingly, any party hereto shall be entitled to injunctive relief with respect to any such breach, including specific performance of such covenants, promises or agreements or an order enjoining a party from any threatened, or from the continuation of any actual, breach of the covenants, promises or agreements contained in this Agreement. The rights set forth in this Section 13.2 shall be in addition to any other rights which a party may have at law or in equity pursuant to this Agreement.

         13.3     Submission to Jurisdiction; Consent to Service of Process.

                  (a) Without limiting any party's right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and
(ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 13.7 hereof; provided, however, that if the Bankruptcy Case has closed, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 13.7.

         13.4 Waiver of Right to Trial by Jury. Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

         13.5 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), together with the Ancillary Documents, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

         13.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to Sellers, to:

                  Twin Laboratories Inc.
                  150 Motor Parkway
                  Suite 210
                  Hauppauge, New York 11788
                  Facsimile: (631) 630-3474
                  Attention: Ross Blechman

                  With a copy (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Facsimile: (212) 310-8007
                  Attention: Simeon Gold and Michael Kessler

                  If to Purchasers, to:

                  IdeaSphere Inc.
                  3133 Orchard Vista Drive, SE
                  Grand Rapids, MI 49546
                  Facsimile: (616) 575-0556
                  Attention: Mark Fox

                  With a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Facsimile: (212) 715-8000
                  Attention: Kenneth H. Eckstein

         13.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         13.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Seller, on the one hand, or any Purchaser, on the other hand, (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void except that any Purchaser may (i) assign any or all of its rights and interests hereunder and obligations hereunder to one or more Affiliates and (ii) designate one or more Affiliates to perform its obligations hereunder (in any or all of which cases, the applicable Purchaser nonetheless shall remain responsible for the performance of all its obligations hereunder). No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

         13.10 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative, of any Seller shall have any liability for any obligations or liabilities of any Seller under this Agreement or the Ancillary Agreements of or for any claim based on, in respect of, or by reason of the transactions contemplated hereby and thereby. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Purchasers shall have any liability for any obligations or liabilities of Purchasers under this Agreement or the Ancillary Agreements or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

         13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                    Sellers:

                                    TWINLAB CORPORATION

                                    By: _______________________________________
                                        Name:
                                        Title:

                                    TWIN LABORATORIES INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    TWIN LABORATORIES (UK) LTD.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    Purchasers:

                                    IDEASPHERE, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    TL ACQUISITION CORP.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                Schedule 11.2(d)

                  (a) Not later than sixty (60) days after the Closing Date, Purchasers shall prepare and deliver to Sellers a statement (the "Final Closing Statement"), which shall include a worksheet setting forth a reasonably detailed calculation of (i) consolidated Current Assets of Sellers (the "Final Current Assets") as of the Closing Date, prepared in accordance with GAAP in a manner consistent with past practice and the books and records of each Seller as of the Closing Date.

                  (b)      (i)      If the Final Current Assets, net of any
Inventory and accounts receivable relating to Excluded Products, exceeds forty seven million dollars ($47,000,000) by more than two hundred fifty thousand dollars ($250,000) (the amount of such excess over two hundred fifty thousand dollars ($250,000) being referred to as the "Excess"), Purchasers shall pay to Sellers the Excess.

                           (ii)     If the Final Current Assets, net of any
Inventory and accounts receivable relating to Excluded Products, is less than forty seven million dollars ($47,000,000) by more than two hundred fifty thousand dollars ($250,000) (the amount of such difference over two hundred fifty thousand dollars ($250,000) being referred to as the "Deficit"), Seller shall pay to Purchasers the Deficit provided that the Deficit shall be paid solely from the Indemnity Account.

                           (iii)    Any amount payable by Purchasers or Sellers
pursuant to clause (i) or (ii) of this paragraph (b) is referred to as the "True-Up Amount."

                           (iv)     Any True-Up Amount shall be paid in cash
within ten (10) days following Sellers' receipt of the Final Closing Statement by wire transfer of immediately available funds to an account designated by the receiving party, plus interest thereon from and including the Closing Date through and including the day before the date of such payment, at a per annum rate equal to the prime rate (the "Prime Rate") as reported in the Wall Street Journal (under the heading "Money Rates") on the Closing Date.

                  (c) Upon receipt of the Final Closing Statement, Sellers shall have thirty (30) days to review the Final Closing Statement. Upon the expiration of such 30-day period, Sellers shall be deemed to have accepted, and shall be bound by, the Final Closing Statement and the calculation therein of the Final Current Assets, unless Sellers have informed the other parties in writing of their disagreement with the Final Closing Statement prior to the expiration of such thirty (30) day period (the "Objection"), specifying each of the disputed items and setting forth in reasonable detail the basis for each such dispute (each, a "Disputed Item"). Purchasers shall have thirty (30) days from the date on which it receives the Objection (the "Objection Date") to review and respond to such Objection. If Sellers and Purchasers are able to negotiate a mutually agreeable resolution of each Disputed Item, and each signs a certificate to that effect, the Final Closing Statement and the calculation therein of the True-Up Amount, as adjusted to reflect such resolution, shall be deemed final, non-appealable and binding for purposes of this Agreement.

                  (d) If within thirty (30) days of the Objection Date, Purchasers and Sellers are unable to resolve all of their disagreements with respect to the Disputed Items, Purchasers and Sellers shall refer the Disputed Items to a mutually acceptable "Big Four" accounting firm (the "Accounting Firm") to make a final, non-appealable and binding determination as to such Disputed Items. The Accounting Firm shall be directed to make a determination of the Disputed Items in accordance with GAAP promptly, but no later than thirty
(30) days, after acceptance of its appointment. Purchasers and Sellers shall make readily available to the Accounting Firm all relevant books, records and employees of the Business reasonably requested by the Accounting Firm in connection with the Accounting Firm's review of any Disputed Item.

                  (e) The fees and expenses of the Accounting Firm shall be borne by Purchasers and Sellers in the same proportion that the dollar amount of Disputed Items which are not resolved in favor of Purchasers and Sellers (as applicable) bears to the total dollar amount of Disputed Items resolved by the Accounting Firm. For illustration purposes only, (A) if the total amount of Disputed Items by Sellers is $1,000,000, and Sellers are awarded $500,000 by the Accounting Firm, Purchasers and Sellers shall bear the Accounting Firm's fees and expenses equally; or (B) if the total amount of Disputed Items by Sellers is $1,000,000, and Sellers are awarded $250,000 by the Accounting Firm, Sellers shall bear 75 percent (75%) and Purchasers shall bear 25 percent (25%) of the Accounting Firm's fees and expenses. Each of Purchasers and Sellers shall bear the fees, costs and expenses of its own accountants and all of its other expenses incurred in connection with matters contemplated by this Schedule 11.2(d).

                  (f) In the event an Objection is submitted, payment of any True-Up Amount, shall be made within ten (10) days following the final resolution of all Disputed Items by the parties or the Accounting Firm by wire transfer of immediately available funds to an account designated by Purchasers or Sellers, as the case may be, plus interest thereon through and including the day before the date of such payment, at a per annum rate equal to the Prime Rate as in effect on the Closing Date.

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